SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.   )

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[   ] Preliminary Proxy Statement

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[X] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to Section 240.14a-12

THE STANDARD REGISTER COMPANY

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Standard Register®

ADVANCING YOUR REPUTATION

P.O. Box 1167  •  Dayton, OH 45401

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OF THE STANDARD REGISTER COMPANY

To All Shareholders:

      The annual meeting of shareholders of The Standard Register Company, an Ohio corporation, will be held at our corporate headquarters located at 600 Albany Street, Dayton, Ohio 45417, on Thursday, April 24, 2014, at 11:00 a.m. Eastern Daylight Savings Time, for the following purposes:

(1)	To elect as members of the board of directors, the nine persons named in the accompanying proxy statement;
(2)	To vote on a proposal to ratify the appointment of Battelle Rippe Kingston LLP, Certified Public Accountants, as Standard Register’s independent auditors for the year 2014;
(3)

To vote on an advisory basis on a nonbinding resolution to approve the compensation of our named executive officers as disclosed in the proxy statement pursuant to Section 402 of Regulation S-K of the Securities Exchange Act;

(4)	To transact such other business as may properly come before the annual meeting.

      The Board of Directors has fixed the close of business on February 25, 2014, as the record date for determining the shareholders of Standard Register entitled to vote at the annual meeting.

      A copy of Standard Register’s annual report for its fiscal year ended December 29, 2013, accompanies this notice. Although it is not a part of the official proxy soliciting material, we want each shareholder to have a copy of the annual report. If you have not received a copy of the annual report, please call us at 937.221.1506.

Gerard D. Sowar
Executive Vice President, General Counsel
& Secretary

Dayton, Ohio

March 14, 2014

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, YOUR VOTE IS IMPORTANT TO US. PLEASE VOTE YOUR SHARES BY INTERNET, BY TELEPHONE OR BY REQUESTING A PRINTED COPY OF THE PROXY MATERIALS AND USING THE ENCLOSED PROXY CARD.

THE STANDARD REGISTER COMPANY

PROXY STATEMENT

FOR

ANNUAL MEETING

OF

SHAREHOLDERS

PRINCIPAL EXECUTIVE OFFICES:

600 Albany Street

Dayton, Ohio 45417

(937) 221-1000

The annual meeting will be held at our corporate headquarters, 600 Albany Street, Dayton, Ohio 45417, on Thursday, April 24, 2014, at 11:00 a.m. Eastern Daylight Savings Time.  The record date fixed to determine shareholders entitled to receive notice of and to vote at the meeting is the close of business on February 25, 2014.  On the record date, we had outstanding 944,996 shares of class A stock, each share having five votes, and 8,238,825 shares of common stock, with 8,043,111 shares of such outstanding common stock having one vote.

Notice of Electronic Availability of Proxy Statement and Annual Report

As permitted by the rules adopted by the United States Securities and Exchange Commission, Standard Register is making this proxy statement and its annual report available to its shareholders electronically via the Internet.  This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all shareholders. On or about March 14, 2014, we will mail to our shareholders of record as of February 25, 2014, a notice of Internet availability of proxy materials (the “Notice”) and post our proxy materials on the website referenced in the Notice (www.proxyvote.com).  The Notice contains instructions on how to access and review this proxy statement and our annual report.  As more fully described in the Notice, all shareholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials.  In addition, the Notice and the website provide information regarding how you may request to receive proxy materials in printed form or electronically by e-mail on an ongoing basis.

The proxies are solicited on behalf of our Board of Directors.

At the annual meeting, the shareholders will: (1) elect a board of directors; (2) vote on a proposal to ratify the appointment of Battelle Rippe Kingston LLP, Certified Public Accountants, as Standard Register’s independent auditors for the year 2014; (3) vote on an advisory basis on a nonbinding resolution to approve the compensation of our named executive officers as disclosed in the proxy statement pursuant to Section 402 of Regulation S-K of the Securities Exchange Act; and (4) transact such other business as may properly come before the annual meeting.

VOTING YOUR SHARES

Shareholders can vote by proxy in one of three ways:

•

By Internet – You can vote by Internet by accessing the Internet at www.proxyvote.com and following the instructions contained on the website.

•

By Telephone – You can vote by telephone by calling 1-800-690-6903 and following the instructions in the proxy card.

•

By Mail – You can vote by mail by filling out the enclosed proxy card and return it per the instructions on the card.

All shareholder votes, properly cast in person or by proxy and not revoked, will be counted in voting on the proposals at the annual meeting or any adjournment of the annual meeting. Your proxy will be voted in accordance with your instructions. If you do not specify how you wish your shares to be voted, they will be voted as recommended by the Board of Directors. Your proxy includes the authority to vote shares cumulatively for the election of directors. Cumulative voting is explained in the section dealing with Proposal 1. Your proxy also includes the authority for the persons serving as proxies to use their best judgment to vote on any other matters that may be properly presented at the annual meeting, including, among other things, a motion to adjourn the meeting to a future time.

You may revoke your proxy at any time before its exercise in two ways: (1) by timely delivery to us of a later-dated proxy, or (2) by notifying us of your revocation of proxy either in writing or in person at the annual meeting. Your presence at the meeting will not, by itself, serve to revoke your proxy.

PROPOSALS

PROPOSAL 1:  Election of Directors

At the Company’s Annual Meeting of Shareholders on April 25, 2013, the shareholders elected seven directors and from that date until October 24, 2013, the Company had seven directors.  As described below, the Company subsequently increased its board to nine directors.

On August 1, 2013, the Company acquired from Workflow Holdings, LLC 100% of the membership interests of WorkflowOne, LLC (“WorkflowOne”), as further described in the Company’s Proxy Statement dated October 4, 2013, sent in connection with the special shareholders’ meeting held on October 24, 2013. In connection with the acquisition, the Company entered into an Amendment and Restatement Agreement, with Workflow Holdings, Silver Point Capital, L.P., Silver Point Finance, LLC and certain lenders under the existing credit facilities of WorkflowOne (the “Amendment and Restatement Agreement”), pursuant to which, the Company agreed to seek shareholder approval for an amendment to the Company’s code of regulations in order to amend our code of regulations to authorize our board of directors to change the number of directors and fill any director’s office created by an increase in the number of directors (the “Board Authorization Amendment”).

The Board Authorization Amendment was approved at the special shareholders’ meeting held on October 24, 2013, and subsequently, the Board increased the number of directors from seven to nine, and appointed two directors designated by the lenders under WorkflowOne’s second lien credit agreement (the “Minority Shareholders”), in accordance with that certain Shareholders Agreement by and among the Company, Silver Point Capital, L.P., the John Q. Sherman Trust, the William C. Sherman Trust, the William C. Sherman Inter Vivos Trust and the Minority Shareholders, (the “Shareholders Agreement”). Anthony J. DiNello and Robert A. Peiser, were nominated as “Minority Shareholder Designees” (as such term is defined in the Shareholders Agreement) by the Corporate Governance and Nominating Committee, and appointed as directors.

The nine persons named in this section are the incumbent directors and are nominated by the Board of Directors to be elected as directors and to serve until either the next annual election or until their successors are elected and qualified.

The Board of Directors does not expect that any of the nominees will be unavailable for election. However, if any of them are unavailable, the persons voting your proxy will use their best judgment to vote for substitute nominees.

Cumulative voting is permitted by the laws of Ohio in voting for the election of directors. In the event a shareholder wishes to vote his or her shares cumulatively, the shareholder must give notice in writing to the President, a Vice President or Secretary of Standard Register not less than 48 hours before the time scheduled for the annual meeting. Once any shareholder has given notice of intent to vote cumulatively, then all shareholders present at the annual meeting and the persons voting the proxies shall have full discretion and authority to cumulate the voting power they possess. This means they can give one candidate as many votes as the number of directors to be elected multiplied by the number of votes which the shareholder or proxy is entitled to cast, or to distribute such votes on the same principle among two or more candidates, as they determine in their judgment.

Nominees receiving the highest number of votes cast for the positions to be filled will be elected. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE FOLLOWING NAMED NOMINEES TO SERVE AS DIRECTORS OF STANDARD REGISTER:

Nominees

Information concerning each nominee follows:

		Served As
Name	Age	Director Since
Roy W. Begley, Jr.*	58	1994

Mr. Begley was Senior Vice President, Investment Officer at Key Private Bank group of KeyCorp from August 2006 until April of 2013. Between March 2003 and August 2006, Mr. Begley was Senior Vice President and Investment Officer with McDonald Financial Group, formerly known as Victory Capital Management, Inc., a wholly owned subsidiary of KeyCorp. In his various roles with KeyCorp and its subsidiaries, Mr. Begley gained considerable knowledge and experience in financial and business matters. Mr. Begley has served as a director of the Company since 1994 and has considerable knowledge about the Company, its business and its operations. Mr. Begley has considerable knowledge in the area of executive compensation from his experience on the Compensation Committee.  Mr. Begley is a member of the Compensation Committee and the Corporate Governance and Nominating Committee of the board.

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F. David Clarke, III	57	1992

Mr. Clarke has been Chairman of the Board of Directors of Clarke-Hook Corporation since December 1990. He leads both the development and construction divisions of Clarke-Hook Corporation.  Mr. Clarke is Chairman of Standard Register’s Board of Directors, and of the Executive Committee. Mr. Clarke’s experience as Chairman of the Board of Clarke-Hook Corporation has provided him with considerable experience in financial and business matters.  Mr. Clarke has a law degree and has served as a director of the Company since 1992 and has considerable knowledge about the Company, its business and its operations.  Mr. Clarke is a member of the Compensation Committee of the board.

Anthony J. DiNello	32	2013

Mr. DiNello joined Silver Point Capital, L.P. in January 2006, where he serves as an investment professional. Prior to joining Silver Point, Mr. DiNello worked in the Global Industrials & Services Group of Credit Suisse First Boston from July 2003 to December 2005. Mr. DiNello currently serves as a director of Granite Broadcasting, Inc., and Nautic Global Group, Inc., and is a member of the Supervisory Board of Novasep Holdings, S.A.S. Mr. DiNello served as a director of WorkflowOne, LLC until it was acquired by the Company on August 1, 2013.  We believe Mr. DiNello’s qualifications to sit on our Board of Directors include his considerable experience in the areas of finance and accounting, his experience in the industry and his considerable board experience. Mr. DiNello is a member of the Audit Committee of the board.

Julie D. Klapstein	59	2011

Ms. Klapstein served as Chief Executive Officer of Availity, L.L.C. from June 2001 to March 2012.  Availity, L.L.C. is a joint venture between Blue Cross Blue Shield of Florida, Humana, HCSC, Wellpoint/Anthem and BCBS of Minnesota, and provides electronic transactions between payers and providers nationwide.  From November 1996 to June 2001, Ms. Klapstein served as President and Chief Executive Officer of Phycom Corporation, a medical management health company.  Ms. Klapstein has served on the Board of Directors of various public and private companies.  Since March 2012 she is a director of Annies, Inc.  She has considerable knowledge and experience in the heath care industry and in the areas of management, strategic planning, information technology and corporate leadership.  She is a member of the Audit Committee, Corporate Governance and Nominating Committee and Compensation Committee of the board.

R. Eric McCarthey	58	2008

Since September 2011, Mr. McCarthey is CEO and President of The Shelty-Viking Capital Group LLC, a venture capital, business transformation and leadership development firm specializing in shaping exceptional value creation. He is a certified chair with Vistage International the world’s largest chief executive officer organization.  Since July 2012, Mr. McCarthey is a managing partner with Crestlight Venture Productions, a Silicon valley firm.  Since November of 2012, he is a director and Executive Chairman of Ginzinga Naturals, LLC a food and beverage company specializing in wellness and nutritional products.  Mr. McCarthey completed his thirty years with the Coca Cola Company as Senior Vice President of the Corporate Commercial Execution Group from June 2010 to September 2011.  From July 2003 to June 2010 he was President, 7-Eleven Global Business Division, as well as Commercial Capability Leader.  As Senior Vice President of the Corporate Commercial Execution Group he led commercial best practice development, business system capability development, supply chain support for global Coca-Cola bottlers and the Coca Cola Company’s business unit operating systems.  During his years with Coca-Cola he significantly contributed to the development of Coca-Cola’s sales and global business system, establishing innovative customer and commercial leadership capabilities, consumer marketing initiatives, and increasing growth opportunities for Coca Cola.  He held a number of key executive positions and acquired considerable knowledge and experience in the areas of strategic planning, supply chain, operations, leadership, marketing and corporate finance.  Mr. McCarthey served as lead director and Chairman of the Audit Committee of Global Imaging Systems from September 2004 until June 2007 when the company was acquired by Xerox. He is Chairman of the Audit Committee and a member of the Corporate Governance and Nominating Committee and the Executive Committee of the board.

Joseph P. Morgan, Jr.	54	2009

Mr. Morgan has been President and Chief Executive Officer of the Company since January 2009. From September 2008 to January 2009 he was Acting Chief Executive Officer of the Company.  From April 2008 to September 2008 he was Chief Operating Officer of the Company.  From December 2005 to April 2008, he was Vice President, Chief Technology Officer & General Manager, On Demand Solutions of the Company.  From January 2003 to December 2005, he served as Vice President, Chief Technology Officer of the Company.  Through his executive roles with the Company, Mr. Morgan has gained considerable knowledge about the Company, its business and its operations.  Mr. Morgan’s position as Chief Executive Officer of the Company enables him to provide a unique perspective to other board members about the operations of the Company. Prior to his tenure with the Company, Mr. Morgan held key executive leadership positions with other companies.  In these roles, Mr. Morgan has gained considerable knowledge and experience in operations, technology, corporate leadership and strategic planning.  He serves as a member of the Executive Committee of the board.

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Robert A. Peiser	65	2013

Mr. Peiser has served as a director of the Company since October 2013.   He is engaged in active service on corporate and not-for-profit boards.  In addition to serving on the Board of Standard Register, he serves as Chairman of the Board of USA Truck, Inc., and Chairman of the Board of Primary Energy Recycling Company Corp.  Previous public board service includes Team Industrial Services, Inc., a provider of industrial testing and maintenance services (July 2007 to September 2012); Solutia, Inc., a specialties chemical company (February 2008 to July 2012); and Signature Group Holdings, Inc., a financial services firm (June 2010 to May 2011).  From 2008 to June 2010, Mr. Peiser served as the Chief Executive Officer and Chairman of the Board of Omniflight Helicopters, Inc., an air medical services provider.  Previously, Mr. Peiser served as President, CEO and a director of Imperial Sugar Company, a refiner and marketer of sugar products, from April 2002 through January 2008.  We believe Mr. Peiser’s qualifications to serve on our Board of Directors include his broad-based executive, director and management experience with companies in transition in a variety of domestic and international industries.  He is also the Immediate Past Chairman of the Texas TriCities Chapter of the National Association of Corporate Directors (“NACD”).  We believe his work with the NACD contributes to his being a valuable resource to our Board in the area of corporate governance best practices.  He is Chairman of the Compensation Committee and a member of the Corporate Governance and Nominating Committee of the board.

John J. Schiff, Jr.	70	1982

Mr. Schiff has been Chairman of the Executive Committee of Cincinnati Financial Corporation since April 2011.  From July 2008 to April 2011, Mr. Schiff was Chairman of the Board of Cincinnati Financial Corporation.  Since July 2008, Mr. Schiff has also served as Chairman of the Board of The Cincinnati Insurance Company.  From 1999 to July 2008 Mr. Schiff was Chairman of the Board and Chief Executive Officer of Cincinnati Financial Corporation.  From 1999 to 2006 Mr. Schiff served as Chairman of the Board, President and Chief Executive Officer of Cincinnati Financial Corporation and The Cincinnati Insurance Company.  He is a director and Chairman of the Executive Committee of Cincinnati Financial Corporation and a director of Fifth Third Bancorp, The Fifth Third Bank, Cincinnati Bengals, Inc., and John J. and Thomas R. Schiff & Co., Inc., an insurance agency.  Mr. Schiff has been a director of Cincinnati Financial Corporation and Fifth Third Bancorp during each of the last five years. He was a director of Cinergy Corp. from 1983 to 2006. Mr. Schiff has experience on the boards of various companies as well as experience as a chief executive officer, chief operating officer and chairman of the board.  His experience enables him to provide insight in the areas of corporate leadership and risk management. He has served as a director of the Company since 1982 and has considerable knowledge about the Company, its business and its operations. He is a member of the Audit Committee of the board.

John Q. Sherman, II*	60	1994

Mr. Sherman has been a manufacturer’s representative for A. Rifkin Company, Wilkes-Barre, Pennsylvania, since 1985. A. Rifkin Company is a manufacturer of specialty security packaging.  Mr. Sherman’s experience with the A Rifkin Company has provided considerable knowledge and experience in the financial industry.  Mr. Sherman has served as a director of the Company since 1994 and has considerable knowledge about the Company, its business and its operations.  He is Chairman of the Corporate Governance and Nominating Committee, and a member of the Compensation Committee of the board.  He also serves as the Presiding Director of meetings of non-management directors.

Roy W. Begley, Jr., and John Q. Sherman, II, are first cousins.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Owners of More than 5% of the Common and Class A Stock of Standard Register

This table gives information regarding all of the persons known by us to own, in their name or beneficially, 5% or more of the outstanding class A stock and common stock of Standard Register as of January 31, 2014.  As of January 31, 2014, the outstanding number of common shares was 8,229,445 shares and the outstanding number of Class A shares was 944,996.

Name and Address of Beneficial Owners	Class	Number of Shares	Number of votes	Percent of Class	Percent of Combined Voting Power

Roy W. Begley, Jr.,	Class A	503,370	2,516,850	53.27%	28.40%
James L. Sherman and Gary P. Kreider, Trustees (1) 600 Albany Street Dayton, Ohio 45417	Common	1,162,098	1,162,098	14.12%

James L. Sherman (2) 600 Albany Street Dayton, Ohio 45417	Class A	83,895	419,475	8.88%	4.89%
	Common	214,536	214,536	2.61%

Patricia L. Begley (2) 600 Albany Street Dayton, Ohio 45417	Class A	83,895	419,475	8.88%	4.73%
	Common	193,683	193,683	2.35%

The Fifth Third Bank, Trustee (3) Cincinnati, Ohio 45202	Class A	216,278	1,081,390	22.89%	12.35%
	Common	519,062	519,062	6.31%

The Fifth Third Bank, Trustee (4) Cincinnati, Ohio 45202	Class A	214,324	1,071,620	22.68%	12.24%
	Common	514,382	514,382	6.25%

Raging Capital Master Fund, Ltd. Raging Capital Management, LLC William C. Martin Addresses Below(5)	Common	681,986	681,986	8.29%	5.26%

Silver Point Capital, L.P. Edward A. Mulé Robert J. O’Shea	Common	2,202,695	2,202,695	26.77%	17.00%
Two Greenwich Plaza, 1st Floor Greenwich, CT 06830
DLJ Group 1 Madison Avenue, Floor 6 New York, NY 10010	Common	443,250	443,250	5.39%	3.42%

(1)

John Q. Sherman, deceased, a founder of Standard Register, set up a trust in his will for the benefit of his family.  The trustees of that trust are Roy W. Begley, Jr., James L. Sherman and Gary P. Kreider. The trust holds voting securities, including the shares of class A and common stock of Standard Register listed in this table, in separate, equal trusts for John Q. Sherman’s three surviving children and for the heirs of his deceased children. Each child or heir is a life beneficiary of his or her respective trust. The trustees share voting and investment power for the securities in the trusts. The will of John Q. Sherman requires the trustees to give each beneficiary who is a child of John Q. Sherman, upon his or her request, a proxy allowing the beneficiary to vote the shares held in his or her respective trust.

(2)

Each of these individuals is a child of John Q. Sherman, deceased. None of them owns in his or her own name more than 5% of the outstanding voting securities of Standard Register; however, each has the right, upon his or her request, to vote the shares of Standard Register stock held in his or her respective trust created under the will of John Q. Sherman, deceased.

(3)

William C. Sherman, deceased, also a founder of Standard Register, set up a trust in his will which provides for the payment of net income for life to Helen Margaret Hook Clarke, his niece. The trustee, The Fifth Third Bank, has the sole voting and investment power for the voting securities in this trust.

(4)

William C. Sherman, during his lifetime, created a trust agreement dated December 29, 1939, which provides for the payment of net income for life to Helen Margaret Hook Clarke and the children of John Q. Sherman. The Fifth Third Bank has the sole voting and investment power for the voting securities in this trust.

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(5)

The principal business address of each of Raging Capital Management, LLC and William C. Martin is Ten Princeton Avenue, PO Box 228, Rocky Hill, New Jersey 08553.  The principal business address of Raging Capital Master Fund, Ltd., is c/o Ogier Fiduciary Services (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY 1-9007, Cayman Islands.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Each director and executive officer listed below and all directors and executive officers as a group own, in their own name or beneficially, class A stock and common stock of Standard Register on January 31, 2014, as follows:

				Percent of
		Number	Percent	Combined
Beneficial Owners	Class	of Shares	of Class	Voting Power

Roy W. Begley, Jr.(1)(2) Director	Common	16,414	0.199%	0.127%

F. David Clarke, III(3) Chairman of the Board	Common Class A	20,812 1,019	0.253%	0.200%

Anthony J. DiNello Director	Common	5,355	0.07%	0.041%

Robert M. Ginnan(4) Executive Vice President, Treasurer & Chief Financial Officer	Common	93,686	1.132%	0.722%

Julie D. Klapstein Director	Common	9,190	0.112%	0.071%

R. Eric McCarthey Director	Common	31,041	0.377%	0.240%

Joseph P. Morgan, Jr.(4) Director and President & Chief Executive Officer	Common	343,940	4.091%	2.651%

Robert A. Peiser Director	Common	10,355	0.07%	0.080%

John J. Schiff, Jr. Director	Common	51,577	0.218%	0.398%

John Q. Sherman, II Director	Common	17,952	0.218%	0.139%

Gerard D. Sowar(4) Executive Vice President, General Counsel & Secretary	Common	45,339	0.550%	0.350%

Executive officers and directors as a group (19 persons) (4)	Common Class A	948,150 1,019	11.100% 0.108%	7.253% 0.039%

(1)

Margaret Begley, the wife of Roy W. Begley, Jr., owns 28 shares of common stock, as to which Mr. Begley disclaims beneficial ownership. Mrs. Begley is also the trustee of 120 shares of common stock for the benefit of their children, Lauren A. Begley and Kathleen A. Begley, as to which Mr. Begley disclaims beneficial ownership.

(2)

Roy W. Begley, Jr. (along with James L. Sherman and Gary P. Kreider) is trustee under the Will of John Q. Sherman. The trustees have the power to vote shares held in the separate trusts in the event that the beneficiaries of the trusts eligible to vote the shares in their trust do not desire to exercise that right. The John Q. Sherman Trusts own 503,370 shares of class A stock and 1,162,098 shares of common stock which in the aggregate represents 28.40% of the outstanding votes of the Company as of January 31, 2014. The trustees share the investment power with respect to class A and common stock held by the trusts. The beneficiaries of the trusts do not have the investment power with respect to the securities in these trusts.

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(3)

F. David Clarke, III, and his wife, Loretta M. Clarke, own as joint tenants 1,355 shares of Standard Register common stock, which is accounted for in the total noted.  In addition, F. David Clarke, III is a shareholder of and Chairman of the Board of Directors of Clarke-Hook Corporation which owns 7,000 common shares of the Company.  Mr. Clarke disclaims beneficial ownership of any shares owned by his parents, siblings and Clarke-Hook Corporation.

(4)

Includes the following options to purchase Standard Register common stock exercisable within the next 60 days, Robert M. Ginnan – 48,958 shares, Gerard D. Sowar – 19,705 shares, Joseph P. Morgan Jr. – 177,553 shares; and all executive officers and directors as a group- 313,983 shares.  Does not include non-voting performance restricted stock in the following amounts Robert M. Ginnan – 22,459 shares, Gerard D. Sowar – 12,834 shares, Joseph P. Morgan Jr. – 83,417 shares, and all executive officers and directors as a group- 196,314 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers, and holders of 10% or more of our common stock to report certain transactions in the common stock to the Securities and Exchange Commission.  Based on our records, we believe all Securities and Exchange Commission filings with respect to directors, executive officers, and holders of 10% or more of our common stock have been made in a timely manner.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The board has adopted Corporate Governance Guidelines to provide principles for the Company’s governance processes.  These guidelines address, among other topics, director selection and qualifications, director responsibilities, and board and committee structure.  The Corporate Governance Guidelines are reviewed periodically and updated as deemed appropriate.

Code of Ethics

The board has adopted a Code of Ethics and emphasized that directors, and all Company employees, including principal executive officers and senior financial officers, are subject to the letter and spirit of the Code. The Code of Ethics covers such topics as conflicts of interest, confidentiality, compliance with legal requirements, and other business ethics subjects. It has been distributed to all employees and is made available on the Company’s website, www.standardregister.com by clicking on “Code of Ethics” or by clicking on “Investor Center”, then “Corporate Governance” under “SR Overview” and following the link to “Code of Ethics”.  Printed copies of the Code of Ethics are available by contacting the Corporate Secretary’s office, The Standard Register Company, 600 Albany Street, Dayton, Ohio 45417.

Director Independence

The board, assisted by the Corporate Governance and Nominating Committee, annually assesses the independence status of all directors for purposes of board and committee memberships.  Using the “Independence Criteria” adopted by the board in conformity with New York Stock Exchange Listing Standards, as amended, the board adopted findings with respect to the independence of each director. Directors Roy W. Begley, Jr., F. David Clarke, III, Anthony J. DiNello, Julie D. Klapstein, R. Eric McCarthey, Robert A. Peiser, John J. Schiff, Jr., and John Q. Sherman, II, were determined to be independent.  Joseph P. Morgan, Jr. is not considered independent since he is an employee of the Company.

All members of the Audit, Compensation, and Corporate Governance and Nominating Committees are independent directors.

The Corporate Governance and Nominating Committee and board also considered commercial ordinary-course transactions with respect to several directors as it assessed independence status, and concluded these transactions did not impair director independence. The transactions examined were:

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John J. Schiff, Jr., a director of the Company, serves as Chairman of the Executive Committee of Cincinnati Financial Corporation and Chairman of the Board of its lead subsidiary, The Cincinnati Insurance Company.  Mr. Schiff’s duties with respect to these two companies are primarily to the Board of Directors and he does not initiate, guide or direct the day-to-day operations of the companies.  During 2013, the Cincinnati Insurance Company provided certain surety coverages to the Company.  The coverages were negotiated on the Company’s behalf by an independent insurance agency.  In the course of the transaction, no professional services were provided to the Company by The Cincinnati Insurance Company or its affiliates.  Premiums for the surety coverages were considerably less than the thresholds set in the Independence Criteria for the Company.

•

The Company sells products and services in the ordinary course of business to KeyBank and KeyBank provides deposit services to the Company.  Until March of 2013, Director Roy W. Begley, Jr., was a Senior Vice President of Key Private

Bank group of KeyBank.  However, these transactions do not approach the thresholds described in the Independence Criteria for either KeyBank or the Company with respect to 2013 revenues or expenditures.

•

Director John Q. Sherman, II, sells product to the Company pursuant to the Company’s sourcing and supply contract with customer Fifth Third Bank. These transactions between the Company and John Q. Sherman, II, were deemed not to impair his independence as the dollar amounts were well under the threshold set forth in the Independence Criteria.

The Independence Criteria used by the Corporate Governance and Nominating Committee and full board is available on the Company’s website, www.standardregister.com, by clicking on “Investor Center”, then “Corporate Governance” under “SR Overview” and following the link to “Director Independence Criteria”.

Related Party Transaction Policy

The Company is required to report certain related party transactions between the Company and certain related parties, including directors, executive officers, nominees for the board, beneficial owners of 5% or more of any class of the Company’s voting securities, and any of the foregoing person’s immediate family members. The board, assisted by the Corporate Governance and Nominating Committee, has adopted a written policy which establishes an approval process for related party transactions.  The policy prohibits all related party transactions unless the Company’s Audit Committee determines in advance of the Company entering into any such related party transaction that the transaction is conducted on terms that are fair to the Company. In order for the Audit Committee to approve a related party transaction, the Audit Committee must be satisfied that it has been fully informed as to the direct and indirect interests, relationships and conflicts or potential conflicts present in the proposed transaction.  The Audit Committee must determine that, being fully apprised of the proposed transaction, it believes that the transaction is fair to the Company and, if necessary, the Company has developed an appropriate plan to manage any conflicts or potential conflicts of interest.  In the event an Audit Committee member or his or her immediate family member is a related person with respect to a transaction presented to the Audit Committee, such Audit Committee member will not participate in the determination whether to approve the transaction.

In the event that the Company enters into a related party transaction that has not received approval by the Audit Committee, or a transaction that was not originally a related party transaction becomes a related party transaction, the Audit Committee must review such transaction promptly, and may ratify such transaction, provided that, in such case, unless there is otherwise a compelling business or legal reason for the Company to continue with the transaction, the Audit Committee may only ratify the transaction if it determines that (i) the transaction is fair to the Company, and (ii) any failure to comply with the policy was not due to fraud or deceit. The General Counsel of the Company is responsible for ensuring that the Policy is distributed to all officers, directors, nominees for the board, and beneficial owners of 5% or more of any class of the Company’s voting securities.  Such officers, directors, nominees for the board, and beneficial owners are responsible for informing their immediate family members of the Policy. The General Counsel is also responsible for requiring that any proposed transaction be presented to the Audit Committee for consideration before the Company enters into any such transactions.

Certain Transactions

The Fifth Third Bank’s trust department holds shares in the Company as disclosed in the “Voting Securities and Principal Holders” table and, as such, beneficially owns more than 5% of the outstanding class A stock and common stock of the Company.  The Company provides a broad range of services to Fifth Third Bank including purchasing, inventory management, fulfillment, distribution and other services and also sells Fifth Third Bank printed products and banking documents, all in the ordinary course of business and on terms and conditions similar to those offered to other Company customers.  The revenue received by the Company from Fifth Third Bank in 2013 in connection with providing these products and services was approximately $8.9 million.

In connection with the acquisition of WorkflowOne, the Company entered into a First Lien Credit Agreement (the “First Lien Credit Facility”), by and among the Company and WorkflowOne, as co-borrowers, the First Lien Lenders set forth on Annex A, and Silver Point Finance, LLC, as administrative agent to the First Lien Lenders. In addition, on August 1, 2013, the Company entered into a Second Lien Credit Agreement (the “Second Lien Credit Facility”), by and among the Company and WorkflowOne, as co-borrowers, the Second Lien Lenders as set forth on Annex B, and Silver Point Finance, LLC, as administrative agent to the Second Lien Lenders. The Second Lien Lenders are also referred to as the “Minority Shareholders” in this Proxy Statement.

Under the First Lien Credit Facility, the Company assumed the indebtedness outstanding under WorkflowOne’s previous first lien credit facility. Such indebtedness remains outstanding under the First Lien Credit Facility as first lien term loans of WorkflowOne and the Company, as co-borrowers, and bears interest at an adjusted LIBOR plus 7.00%. The Company is required to make an amortization payment of $2,500,000 in respect of the loans under the First Lien Credit Facility on the last business day of each March, June, September and December, commencing on September 30, 2014. The First Lien Credit Facility also includes mandatory prepayments of the loans with a percentage of excess cash flow and the proceeds of asset sales and casualty events, subject to exceptions and customary reinvestment rights. The Company is required to repay in full the unpaid principal amount of the loans under the First Lien Credit Facility on August 1, 2018.  As of December 31, 2013, the aggregate principal amount of loans outstanding under the First Lien Credit Facility was $120,075,191.62.

Under the Second Lien Credit Facility, the Company assumed the remaining indebtedness outstanding under WorkflowOne’s previous second lien credit facility. Such indebtedness became “Tranche A Second Lien Term Loans” under the Second Lien Credit Facility and remains outstanding as second lien term loans of WorkflowOne and the Company, as co-borrowers.  Such indebtedness bears interest at an adjusted LIBOR plus 8.65%.  Upon the termination of the First Lien Credit Facility, the Second Lien Credit Facility requires mandatory prepayments of the loans with a percentage of excess cash flow and the proceeds of asset sales and casualty events, subject to exceptions and customary reinvestment rights. The Company is required to repay in full the unpaid principal amount of the loans under the Second Lien Credit Facility on February 1, 2020.  As of December 31, 2013, the aggregate principal amount of Tranche A Second Lien Term Loans outstanding under the Second Lien Credit Facility was $89,924,808.38.

On of August 1, 2013, in connection with the acquisition of WorkflowOne, the Company issued to the Second Lien Lenders (previously defined in this Proxy Statement as the “Minority Shareholders”) warrants to acquire up to 2,645,952 in the aggregate of shares of the Company’s common stock, par value $1.00 per share at the initial exercise price of $0.00001 per share. The warrants were not exercisable until the shareholders of the Company approved the issuance of up to 2,645,952 shares of the Company’s common stock.  On October 24, 2013, the shareholders of the Company approved, among other things, the issuance of up to 2,645,952 shares of the Company’s common stock and on October 25, 2013 all of the warrant holders exercised their warrants and were issued shares of the Company’s common stock. In connection with this issuance, Silver Point Capital Fund L. P., as a Second Lien Lender, received 916,563 shares of common stock representing 9.99% of the ownership interest in the Company and 7.08% of the total voting power of the Company. In addition, SPCP Group, LLC, as a Second Lien Lender, received 1,130,463 shares of common stock representing 12.32% of the ownership interest in the Company and 8.73% of the total voting power of the Company. DLJ Investment Partners, L. P., DLJIP II Holdings, L. P. and DLJ Investment Partners II, L. P. (collectively the “DLJ Group”) collectively received 443,250 shares of common stock representing 5.39% of the common shares of the Company and 3.42% of the total voting power of the Company.  Silver Point Capital Fund L.P. is one of the Second Lien Lenders and SPCP Group, LLC is one of the First Lien Lenders and one of the Second Lien Lenders.  Silver Point Capital, L.P., a registered investment adviser and investment manager, has sole voting power and sole dispositive power over all such shares, and may be deemed to have beneficial ownership of such shares.  The DLJ Group are Second Lien Lenders.

In addition, in connection with the Company’s acquisition of WorkflowOne, pursuant to a Shareholders Agreement (the “Shareholders Agreement”) among the Company, Silver Point Capital, L.P., and the Second Lien Lenders (defined under the Shareholders Agreement as the “Minority Shareholders”), the Minority Shareholders have the right, as long as they meet certain shareholding requirements, to designate two directors to the Board of Directors of the Company. On October 24, 2013, Anthony J. DiNello and Robert A. Peiser, as designees of the Minority Shareholders, were appointed to the Board of Directors of the Company.

The Board of Directors of the Company unanimously approved the acquisition of WorkflowOne by the Company and all agreements executed by the Company in connection with the acquisition, including, but not limited to, the agreements referenced above.

Board Meetings and Director Attendance at Annual Meeting of Shareholders

In 2013, the board met seventeen times.  All incumbent directors attended at least 75% of the board meetings during the period for which they served on the Board of Directors.

Directors all stand for election or reelection at each annual meeting of shareholders.  Directors make every effort to attend the annual meetings.  While the board does not have a formal “policy” in this regard, its clear practice is for directors to be present at the annual meeting of shareholders.

Board and Committee Structure

The board has three standing committees:  Corporate Governance and Nominating, Compensation, and Audit.  In addition, in 2013, as in other years as deemed desirable, the board authorized formation of an Executive Committee.

Board Leadership and Risk Oversight

The Company’s Chairman of the Board is F. David Clarke, III and the Company’s Chief Executive Officer is Joseph P. Morgan, Jr.  Mr. Morgan is also a member of the Board of Directors.  While the Board of Directors believes it is desirable to have its Chief Executive Officer be a member of the Board of Directors, it has historically had two separate individuals serve as Chairman of the Board and Chief Executive Officer.  The board believes that this separation of roles generally provides for a more independent board and enhances the board’s ability to independently assess the performance of the Chief Executive Officer and the Company.

The board’s structure and governance processes provide a substantial business risk management component through the role of the Audit Committee, the Corporate Governance and Nominating Committee, the Company’s internal audit processes, and the Company’s code of ethics, on-line ethics training, and several channels for employees to provide information to the board of inappropriate business risks or violations of company policies (e.g., “whistle-blower” opportunities).

Although the board oversees the overall risk management of the Company, its committees have the most in-depth contact with the Company's operations, and thus serve as corporate channels through which potential business risks are dealt with or raised to the entire board.  The Audit Committee is in charge of reviewing and assessing the Company's business risk management process, including the adequacy of the Company’s overall control environment and controls in selected areas representing significant financial and business risk.  It meets periodically throughout the year to review and monitor activities related to the above, and can appoint, replace or dismiss the head of the Internal Audit Department.  In accordance with its charter, it discusses with management and the Company’s independent auditors significant financial reporting issues and judgments, accounting issues, and other sources of credit, liquidity and operational risk in the Company.  In addition, under its charter, it has the authority to investigate, at its discretion, any issues within the parameters of its responsibilities.

In addition, the Corporate Governance and Nominating Committee annually reviews the Company’s code of ethics, and is tasked with minimizing risk through proposing and overseeing corporate governance practices adopted for the Company.  The committee helps to mitigate operational risk by establishing and maintaining the process by which the board conducts succession planning for the Company's management.

Our risk assessment process also extends to our compensation programs and policies. Each year management carries out a review of all of the Company’s compensation programs and policies to assess their potential for fostering excessive risk-taking. This included a review of each plan’s design characteristics that could encourage unintended risky behaviors, mechanisms in place to mitigate these risks, and the materiality of any adverse impact on the Company that might arise out of such programs. For 2013, management also reviewed compensation programs and policies of WorkflowOne, a wholly-owned subsidiary of the Company which the Company acquired on August 1, 2013 to assess their potential for fostering excessive risk-taking.  These compensation program characteristics and mitigating factors were most recently reviewed with the Compensation Committee on February 19, 2014.  Our program includes a number of features designed to mitigate risk, including:

•

A pay mix that rewards both short-term and long-term performance. We believe this design mitigates any incentive for short-term risk-taking that could be detrimental to the Company’s long-term best interests.

•

Our incentive compensation programs generally contain multi-dimensional metrics that reward a mix of different performance measures.  We believe that this mix of performance measures mitigates any incentive to seek to maximize performance under one measure to the detriment of performance under another measure.

•

Maximum payouts under both our annual cash incentive plan and our performance share plan are capped at 200 percent and 150 percent of target payouts, respectively. We believe that these limits mitigate excessive risk-taking, since the maximum amount that can be earned in a single cycle is limited. In connection with the grant of performance restricted stock to certain executives of the Company in August 2013, the Compensation Committee limited the maximum payout of shares to 100 percent of the grant.

•

Our officers are subject to stock ownership guidelines, which we believe incentivize our officers to consider the long-term interests of the Company and our shareholders and discourage excessive risk-taking that could negatively impact our stock price.

•

Our Compensation Committee engages an independent consultant.

•

On February 21, 2013, our Board of Directors approved a Compensation Recovery Policy (the “Clawback Policy”) requiring an officer of the Company, as defined for purposes of Section 16(a) of the Securities Exchange Act of 1934, to return compensation earned under the Company’s Management Incentive Compensation Plan and under the Company’s Equity Incentives Plan(s) if such officer engages in fraud or intentional misconduct that results in one of the following events: (i) a material restatement of the Company’s financial statements, (ii) a material negative impact on the Company’s financial condition, or (iii) material reputational harm to the Company.

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee met five times in 2013.  All current members of the Committee attended at least 75% of the Committee meetings held in 2013 during the period for which they served on the Committee.  The Committee is chaired by John Q. Sherman, II.  Other Committee members are Roy W. Begley, Jr., Julie D. Klapstein, Robert A. Peiser and R. Eric McCarthey.  Mr. Peiser was appointed to the Committee on December 12, 2013 and was not a Committee member for any of the Committee meetings in 2013.  All members of the Committee are independent.

The board has adopted a Charter for this Committee.  It is reviewed annually and updated as appropriate.  It is available on the Company’s website, www.standardregister.com, by clicking on “Investor Center”, then “Corporate Governance” under “SR Overview” and following the link to “Board Charters.”

The Corporate Governance and Nominating Committee assists the board in defining board roles and developing processes to optimize board functioning. It also studies and recommends adoption by the Board of Directors of corporate governance processes intended to comply with applicable legal, regulatory, and listing standard requirements. In addition, the Committee oversees the Company’s succession planning process and director nomination process.  The Committee provides leadership to the Board of Directors and other committees in performing annual self-assessments. These self-assessments give the board and Committees insight into how they are performing their roles in the corporate governance process. The Corporate Governance and Nominating Committee conducted an assessment of its own performance as part of this process.

Director Nominating Process

The Corporate Governance and Nominating Committee and the board, in performing their director-nomination function, identify director candidates from a range of sources.  Historically, these have included recommendations from current directors and major shareholders. Director candidates are generally evaluated by reference to criteria such as integrity, candor, judgment, skills and experience with respect to the industry in which the Company operates, leadership, strategic understanding, and independence.  These factors are considered in the context of the current composition of the board.  A candidate is evaluated against these criteria regardless of the source of the recommendation. There are no “minimum requirements” as such, although integrity and judgment are considered absolute requirements.  Rather, the board examines all capabilities, skills, and experience in evaluating director candidates.  The Committee does not have an express policy with regard to consideration of diversity in identifying director nominees.  However, the Committee does consider issues of diversity in evaluating director candidates and the board and the Committee believe it is important that the board members represent diverse skills, personal and professional experience and viewpoints.

In 2013, in connection with the Company’s acquisition of WorkflowOne, pursuant to a Shareholders Agreement (as defined in the “Certain Transactions” section of this Proxy Statement), and subject to approval by the Company’s shareholders of an amendment to the Company’s code of regulations, the Company was required to increase the number of directors from seven to nine and to appoint up to two directors designated by the Minority Shareholders (as previously defined in this Proxy Statement) if the Minority Shareholders meet certain shareholding requirements.  Such director designees are required to comply in all respects with the Company’s corporate governance guidelines. On October 24, 2013, the Company’s shareholders approved the amendment to the Company’s code of regulations.  The Minority Shareholders designated Anthony J. DiNello and Robert A. Peiser as directors.  The Corporate Governance and Nominating Committee interviewed Mr. DiNello and Mr. Peiser and reviewed and approved their nomination using the same evaluation criteria described above.  On October 24, 2013, the Board of Directors increased the number of directors from seven to nine and appointed Anthony J. DiNello and Robert A. Peiser as directors.

The policy of the Committee and board is to consider recommendations for director candidates from any interested party, especially shareholders.  Shareholders and other interested persons who wish to recommend a director candidate should submit the recommendation in writing addressed to The Standard Register Company Corporate Governance and Nominating Committee, in care of the Corporate Secretary, The Standard Register Company, 600 Albany Street, Dayton, Ohio 45417.  The communication should state the name of the candidate, his or her qualifications, and contact information for the shareholder or interested party, and the candidate. Such candidates will be evaluated using the same criteria as candidates proposed from other sources.  There have been no material changes to the process by which shareholders and interested parties may recommend nominees to the board.

Seven of the nominees recommended by the board for election at the 2014 Annual Meeting of Shareholders were previously elected as directors by the shareholders.  Anthony J. DiNello and Robert A. Peiser were appointed to the board by the directors of the Company as described above.

Audit Committee

The board has established a separately-designated standing Audit Committee for purposes of overseeing the accounting and financial reporting processes of the Company and audits of its financial statements.

The Audit Committee met six times in 2013.  All current members of the Committee attended all of the Committee meetings held in 2013 during the period for which they served on the Committee.  R. Eric McCarthey is Chair of the Audit Committee.  The other members of the Committee are Anthony J. DiNello, Julie D. Klapstein, and John J. Schiff, Jr.  Mr. DiNello was appointed to the Audit Committee on December 12, 2013 and was not a Committee member for any of the Committee meetings in 2013.  Upon Mr. DiNello’s appointment, F. David Clarke, III, who was a member of the Audit Committee since April 2013 decided to step down from the Committee.  The board has determined that all members of the Committee are independent directors and meet the financial literacy requirements of the New York Stock Exchange.

The board has adopted an Audit Committee Charter.  It is reviewed annually and updated as appropriate.  It is available on the Company’s website, www.standardregister.com, by clicking on “Investor Center”, then “Corporate Governance” under “SR Overview” and following the link to “Board Charters.”

The Audit Committee is responsible for monitoring and assuring the integrity of the Company’s financial reporting process. It accomplishes this function by assessing the internal accounting and auditing practices of the Company, and the independent auditor’s fulfillment of its role in the financial reporting process.  The Committee has sole authority for appointing and assessing the independent auditors, and setting their fees.  Additionally, the Committee administers compliance with the Company’s Code of Ethics.  To that end, the Committee has established procedures for the receipt, retention and investigation of complaints regarding accounting, internal accounting controls or auditing matters. Any interested person may contact the Audit Committee directly through the Company’s external website as more fully described in the later section “Contact Information.”  Company employees may contact the Audit Committee, anonymously if they wish, through a toll-free telephone number linked to a third party who will record complaints related to accounting and auditing matters and forward such complaints directly to the Audit Committee.

The board has determined that independent directors R. Eric McCarthey and Anthony J. DiNello satisfy the “Audit Committee financial expert” qualifications contained in regulations issued pursuant to the Sarbanes-Oxley Act of 2002.  Specifically, the board has concluded that Mr. McCarthey’s previous experience as Chairman of the audit committee of a publicly traded company following the enactment of Sarbanes-Oxley Act qualifies him as an “Audit Committee financial expert.”  Mr. McCarthey’s experience with respect to audits of financial statements of publicly held companies, internal controls, application of generally accepted accounting principles, and audit committee functions, and his independence as a board member, meets the criteria for “Audit Committee financial expert.”  The board has concluded that Mr. DiNello’s experience in overseeing or assessing the performance of companies with respect to the preparation, auditing or evaluation of financial statements, and his independence as a board member, meets the criteria for “Audit Committee financial expert.”

Compensation Committee

The Compensation Committee met ten times in 2013.  All current members attended all of the Committee meetings held in 2013 during the period for which they served on the Committee.  The Committee is chaired by Robert A. Peiser.  Other members are Roy W. Begley, Jr., F. David Clarke, III, Julie D. Klapstein, and John Q. Sherman, II.  Mr. Peiser was appointed to the Committee on December 12, 2013 and was not a Committee member for any of the Committee meetings in 2013.  Upon Mr. Peiser’s appointment to the Committee, Mr. Begley decided to step down as Chairman of the Committee and Mr. Peiser was appointed as Chairman.  All members of the Committee are independent directors.

The Committee has formed a Section 162(m) Subcommittee (the “Subcommittee”) to administer and approve the grant of performance related awards and stock options to officers of the Company subject to, or potentially subject to, Section 162(m) of the Internal Revenue Code under those plans to certify that any performance goals established pursuant to the grant of such performance related awards and stock options are attained.  The current Subcommittee members are Roy W. Begley and Julie D. Klapstein.  The Subcommittee does not have a separate charter, but its authority is established by resolution of the Committee and the Board of Directors.  The Subcommittee met four times in 2013.

The board has adopted a Charter for the Compensation Committee.  It is reviewed annually and updated as appropriate.  It is available on the Company’s website, www.standardregister.com, by clicking on “Investor Center”, then “Corporate Governance” under “SR Overview” and following the link to “Board Charters.”

The Compensation Committee has sole responsibility for determining compensation for the Chief Executive Officer, and it approves compensation for other executive officers. The Committee and the Subcommittee administer the equity and other compensation plans described in the executive compensation disclosures included in this proxy statement.  The Committee is responsible for reviewing and recommending to the board the annual retainer and other fees and grants for directors in connection with service on the board and Committees.

The Compensation Committee is authorized to establish and review the compensation strategy of the Company in order to align organizational strategies, goals, and performance with appropriate compensation rewards to executive officers and directors.  It accomplishes this by evaluating components of total compensation and assessing performance against goals, market competitive data, and other appropriate factors.  The Committee and the Subcommittee also have authority to make grants of stock awards to executive officers and senior management.  The Committee may recommend to the board, and to shareholders, new equity incentive plans or amendments to existing plans.  The Committee has sole authority to select and retain independent experts and consultants in the field of executive compensation, to advise with respect to market data, competitive information, executive compensation trends, and other matters as requested.

In many years, the Committee has established a discretionary pool of equity awards and delegated to the Chief Executive Officer and General Counsel the granting of such awards for purposes of new hire incentives, spot awards and recognition, and the like.  The

General Counsel provides the Committee with an accounting of any discretionary grants made during the year.  In 2013, the Chief Executive Officer and General Counsel did not make any discretionary grants.

The Committee has not delegated any other of its accountabilities to any persons.

Executive officers work with the Committee and its independent compensation consultant to propose compensation features that provide appropriate incentives to meet Company goals and reward performance.  The primary role of executive officers in this regard is to identify and discuss components of the Company’s business plan that are critical to execution. Further, executive officers provide context regarding the degree of difficulty in attaining certain goals.  The Chief Executive Officer discusses with the Committee his evaluation of the performance of each executive officer, which the Committee takes into account in recommending compensation for executive officers other than the CEO. Executive officers participate and give input into the work valuation analysis undertaken by the Committee with respect to each executive officer role.

The Committee has directly retained an independent compensation consultant, Semler Brossy Consulting Group, LLC to assist in its duties.  Semler Brossy is retained for a number of purposes, including:  to provide market competitive compensation data, recommend an appropriate mix of compensation elements, assist the Committee in performing the Chief Executive Officer performance evaluation, review and comment on management recommendations such as proposed grants of stock awards to non-officer management, and update the Committee on emerging trends.  A Semler Brossy representative attends all Committee meetings.  Semler Brossy is not engaged to perform any other consulting work for the Company.  On February 19, 2014, the Committee assessed the independence of Semler Brossy and determined that Semler Brossy was independent and that its engagement did not present any conflicts of interest. Semler Brossy also determined that it was independent from management and confirmed this in a written statement delivered to the Committee.

In December 2011, upon recommendation by the Committee, the directors approved stock ownership policies for directors and Company officers appointed by the Board of Directors effective as of January 1, 2012. Executive officers and directors are required to hold 50% of their net shares received upon the exercise of stock options or the vesting of performance-based restricted shares or restricted stock until they meet their respective guidelines.  Net shares are those shares that remain after shares are sold or netted to pay the exercise price of stock options (if applicable) and withholding taxes.  The Stock Ownership Guidelines are available on the Company’s website, www.standardregister.com, by clicking on “Investor Center”, then “Corporate Governance” under “SR Overview” and following the link to “Stock Ownership Guidelines.”

Executive Committee

The Executive Committee has the authority to act on behalf of the Board of Directors during the time between meetings, in all matters except for filling vacancies on the Board of Directors or any of its committees. The Executive Committee met two times in 2013. F. David Clarke, III is Chairman of the Executive Committee, and Mr. McCarthey and Mr. Morgan are the other members.  The Committee has no separate charter, but its authority is established by resolution of the Board of Directors.  Of the Executive Committee members, Messrs. Clarke and McCarthey are considered independent, and Mr. Morgan was not considered independent.

Contact Information and Corporate Governance Document Availability

The board and its committees have established processes for shareholders and interested parties to contact the Presiding Director, Audit Committee, and board.  Director John Q. Sherman, II, has been selected to preside at the meetings of non-management directors of the Board of Directors to be held in 2014.  In 2013 the non-management members met one time.

Shareholders and interested parties may communicate with Mr. Sherman and with the Audit Committee through the Company’s website, www.standardregister.com, by clicking on “Investor Center”, then “Presiding Director” or “Audit Committee” under “Contacts.”  Communications for the board, the Presiding Director and the Audit Committee may also be sent to the Corporate Secretary, The Standard Register Company, 600 Albany Street, Dayton, Ohio 45417.  All communications to the board, the presiding director, and the Audit Committee will be forwarded by the Corporate Secretary to the appropriate director(s).

The Charters of all board committees, the Corporate Governance Guidelines, the Code of Ethics, and the Independence Criteria, may be accessed on the Company’s website, www.standardregister.com by clicking on “Investor Center”, then “Corporate Governance” under “SR Overview”.  Printed copies of these documents are available on request by contacting the Corporate Secretary’s office at the address noted above.

AUDIT COMMITTEE REPORT

During 2013, the Audit Committee reviewed interim quarterly financial statements with management and the independent auditors. This review was conducted prior to the filing of the Company’s 10-Q reports containing the respective interim quarterly financial statements. In addition, the Committee reviewed and discussed the 2013 year-end audited financial statements with executive management, including the chief financial officer and the independent auditors. This review took place prior to publication of the audited financial statements in the 10-K filing and annual report to shareholders. Each review was conducted with the understanding that management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for examining the statements.

In further discharge of its responsibilities, the Audit Committee met with the independent auditors, both in the presence of management and privately. The Committee and independent auditors discussed those matters described in Public Company Accounting Oversight Board Auditing Standard No. 16, “Communication with Audit Committees.” These discussions included review of the scope of the audit performed with respect to the Company’s financial statements. The Company’s internal auditor also met with the Committee, both in the presence of management and privately, in order to review the effectiveness of the Company’s internal controls and the internal auditor’s responsibilities in that regard and other compliance and audit matters. The Company has maintained an internal audit function for many years. In addition, the Committee conducted regular private meetings with General Counsel, and with management, including the chief financial officer and corporate controller.

The Audit Committee received and discussed periodic reports of management and the internal auditor, with respect to design and assessment of the Company’s internal controls over the financial reporting process.

The Audit Committee received the independent auditor’s written statement required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. This written statement described any relationships between the independent auditors and the Company that may reasonably be thought to bear on independence. Following receipt of this written statement and discussions of the matters described in it, the Committee was satisfied as to the auditor’s independence.

Based on the foregoing, on February 20, 2014 the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K, for fiscal year ending December 29, 2013, for filing with the Securities and Exchange Commission.

R. Eric McCarthey, Chair

Anthony J. DiNello

Julie D. Klapstein

John J. Schiff, Jr.

Independent Registered Public Accounting Firm Information

With respect to the 2012 and 2013 fiscal years, the Company paid fees to Battelle Rippe Kingston LLP, its independent auditors, as follows:

FEES TO INDEPENDENT AUDITOR	FY 2013	FY 2012

Audit Fees	$ 850,000	$625,000
Audit-Related Fees	59,025	38,300
Tax Fees	0	0
All Other Fees	94,625	58,575

Total Fees	$1,003,650	$721,875

The Audit Committee has adopted a procedure for pre-approval of all fees charged by Battelle Rippe Kingston LLP. Under the procedure, the Audit Committee approves the engagement letter with respect to audit and review services noted on the table above. Audit-related, tax and other fees are subject to pre-approval by the entire Committee, or, in the period between meetings, by a designated member of the Audit Committee. Any such approval by the designated member is disclosed to the entire Audit Committee at the next meeting. All audit-related fees paid to Battelle Rippe Kingston LLP, with respect to the 2013 audit year were approved by the Audit Committee.

The category of audit fees includes the audit of the Company’s annual consolidated financial statements, the review of financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by Battelle Rippe Kingston LLP, in connection with statutory and regulatory filings or engagements. Battelle Rippe Kingston LLP has advised the Company that permanent full-time employees and partners of Battelle Rippe Kingston LLP performed substantially all of the work done in conjunction with its audits of the Company’s financial statements for the years ended December 29, 2013 and December 30, 2012. Other fees for 2013 and 2012 include amounts for other attestation services related to special regulatory compliance projects.

Audit-related fees consist of assurance and related services provided by Battelle Rippe Kingston LLP, that were reasonably related to the performance of the audit or review of our financial statements.  It primarily included fees billed in 2013 and 2012 for the audits of our benefit plans with some other minor assurance related services.

The Audit Committee has determined that the provision of audit-related services by Battelle Rippe Kingston LLP, is compatible with maintaining such firm’s independence.

EXECUTIVE OFFICERS

This section provides information concerning each of the executive officers of the Company as of December 29, 2013 with the exception of Mr. Morgan, who is a nominee for director, and accordingly, his biographical information, may be found in the section dealing with Proposal 1, under the heading “Nominees”.

Name

Age

Served as Executive

Officer Since

Robert M. Ginnan

50

2009

Mr. Ginnan has been Executive Vice President, Treasurer and Chief Financial Officer since August 2013.  From February 2009 to August 2013 Mr. Ginnan served as Vice President, Treasurer and Chief Financial Officer.  From June 2000 to February 2009, Mr. Ginnan served as Corporate Controller of Standard Register.

Greg J. Greve

51

2012

Mr. Greve has been Executive Vice President of Enterprise Delivery for Standard Register since August 2013. Mr. Greve served as Senior Vice President of Enterprise Delivery for Standard Register from January 2012 to August 2013. From March 2011 to January 2012 he served as Vice President of Customer Service and Supply Chain Management. From January 2009 to March 2011 Mr. Greve served as Vice President of Supply Chain Management and from August 2006 to December 2008 he served as Vice President of Sourcing.

John G. King

45

2012

Mr. King has been President, Standard Register Healthcare Business Unit since November 2012.  From October 2011 to October 2012, Mr. King served as Vice President Sales, Standard Register Healthcare Business Unit.  From December 2010 to August 2011, Mr. King served as the Senior Vice President and General Manager, Revenue Cycle, at MedAssets.  At MedAssets he was responsible for the following Revenue Cycle business unit functions; account management, professional services, contracting operations and customer support.  Prior to that Mr. King served in a variety of senior leadership positions at McKesson from October 2002 to November 2010.  He served as the Senior Vice President, Customer Operations, from April 2008 to November 2010. In this role he was responsible for the Sales, Account and Project Management business functions for approximately twenty-five percent of McKesson Provider Technology’s U.S. based customer and new business markets.  From May 2007 to April 2008 he served as Vice President and Staff Assistant to the Chief Operating Officer of McKesson Provider Technology.

Joseph L. Klenke

51

2012

Mr. Klenke has been as Executive Vice President Advanced Technologies and Channels for Standard Register since August 2013.  From March 2012 to August 2013, Mr. Klenke served as Senior Vice President for Standard Register.  From January 2012 to March 2012, Mr. Klenke served as Standard Register's President, Commercial Business Unit.  From January 2008 through December 2011 he served as Vice President, Manufacturing.  Mr. Klenke served as Vice President and General Manager of POD Services from 2006 to 2008.

William P. Lee

54

2011

Mr. Lee has served as the President of the Business Solutions Business Unit of Standard Register since April 2012.  From December 2011 to April 2012 he served as President of the Financial Services Business Unit of Standard Register.  From November 2010 to November 2011, Mr. Lee served as Senior Vice President at RR Donnelley.  In this role, he co-headed the integration team for legacy Bowne and RRD capital market businesses and he led global sales and product team to accelerate sales of a new technology offering into existing client base and competitive accounts for RRD’s fastest growing product.  From January 1999 to November 2010, Mr. Lee worked at Bowne.  From January 2009 to November 2010 he served as the President, Capital Markets and Compliance at Bowne.  As the President, he led Bowne’s most profitable business unit with $400 million in sales.  He managed nine regions located in the

US, Canada, Europe, Latin and South America and Asia. Additionally, Mr. Lee  created P+L’s, marketing plans, product strategies and operational plans with a team of nine Managing Directors, a Business Development team, an Operations Director, Marketing, IT and Human Resources.  He successfully formulated a transformation strategy to address the contraction in printing requirements due to regulatory and macroeconomic changes.   From 2005 to 2008 he served as the President of the Eastern Region for Bowne, leading the sales and operational teams which included Eastern US and Europe.  Mr. Lee successfully spearheaded the integration of two acquisitions which included operations in US and Europe.

Jeffery L. Moder

56

2013

Mr. Moder has served as the Executive Vice President of Corporate Marketing at Standard Register since October 2013.  Prior to this, he served as Chief Marketing Officer for WorkflowOne, now a Standard Register company from April 2010 to October 2013.  As CMO, Mr. Moder led the development of the strategic planning process and was a key member of the executive leadership team that was instrumental in leading the company through a critical transformation period for the company.  From November 2008 to April 2010, Mr. Moder served as Vice President, Healthcare at WorkflowOne. In this role, he spearheaded the creation of this vertical market segment, directing sales and marketing for the business.  Under Mr. Moder’s direction, the business led WorkflowOne in sales and profit performance.  He also lead the team that successfully secured the company’s multi-million dollar contracts with the nation’s leading GPO organizations. From January 2003 to November 2008 he served as Senior Director, before being promoted to Vice President of Sales Strategy and Support for WorkflowOne.

Amy L. Reilly

45

2012

Ms. Reilly has been Executive Vice President, Organization Effectiveness, since August 2013.  From November 2009 to August 2013, Ms. Reilly served as Vice President, Organization Effectiveness.  From September 2007 through November 2009, Ms. Reilly served as Vice President, Human Resources.

Gerard D. Sowar

55

2010

Mr. Sowar has been Executive Vice President, General Counsel and Secretary August 2013.  From January 2010 to August 2013, Mr. Sowar served as Vice President, General Counsel and Secretary. From January 2008 to January 2010, Mr. Sowar served as Vice President, Deputy General Counsel.  From September 2005 to January 2008, Mr. Sowar served as Vice President, Associate General Counsel.

Diana Tullio

52

2013

Ms. Tullio has served as Chief Information Officer since December 2013.  From March 2013 to December 2013 she served as Vice President of Business Technologies at Standard Register.  From August 2012 to March 2013, she held the position of Director of Business Technologies at Standard Register.  From March 2012 to August 2012, Ms. Tullio was the Vice President of IT Shared Services at NCR where she led the strategy and execution of integration and database services, strategic architecture, and leadership of the NCR India Development Center in Delhi, India.  From February 2010 to March 2012, she held the position of Director of Strategy and Architecture at NCR.  In this position, Ms. Tullio was Chief of Staff to the CIO leading the IT strategic direction, architecture, IT program portfolio management ($130m budget), software quality assurance (CMM Level 3), information security, continuous improvement (lean Six Sigma), and the India Development Center.  From August 2009 to February 2010, she held the position of Vice President of Customer Service and Sourcing at WorkflowOne.  In this role, her primary responsibilities were to transform the sales operations and sourcing functions within the company.  She created a central sourcing and service organization with specialized roles leading to a $7m savings per year in operational expenses.   Ms. Tullio served as an IT Director at Relizon/WorkflowOne from April 2004 to August 2009 with responsibilities that included leading ERP development and support services

Terry Williams

54

2013

Mr. Williams has served as the Executive Vice President, Customer Facing Technology for Standard Register since December 2013.  From 2005 to 2013 he served as Vice President, Managed Technology Solutions for LexisNexis, a Reed Elsevier Company. During his employment at LexisNexis Mr. Williams was responsible for the start-up and managing of a global legal technology services business. Mr. Williams was successful in expanding and delivering technology related customer facing solutions to the world’s largest law firms in the US, Europe, and Asia.  Throughout Mr. William’s career at LexisNexis he demonstrated the ability to consistently grow revenue and significantly increase profits year-over-year. Mr. Williams held a number of business and technology leadership roles during his 24+ year career at LexisNexis.  Prior to LexisNexis Mr. Williams held several technology related leadership roles at Ross Laboratories, an Abbott Laboratory Subsidiary.

PROPOSAL 2:  To vote on a proposal to ratify the appointment of Battelle Rippe Kingston LLP, Certified Public Accountants, as Standard Register’s independent auditors for the year 2014

On February 19, 2014, the Audit Committee of the board selected Battelle Rippe Kingston LLP, Certified Public Accountants, to perform the audit of our financial statements for the fiscal year ending December 28, 2014, as Standard Register’s independent auditors for the year 2014.  Battelle Rippe Kingston LLP was our independent auditing firm for the fiscal year ended December 29, 2013.

We are asking our shareholders to ratify the selection of Battelle Rippe Kingston LLP, Certified Public Accountants, as our independent auditing firm.  Although ratification is not required by the Company’s Code of Regulations or otherwise, the board is submitting the selection of Battelle Rippe Kingston LLP, Certified Public Accountants to our shareholders for ratification as a matter of good corporate practice.  If the shareholders fail to ratify such selection, the Audit Committee may nonetheless choose to engage Battelle Rippe Kingston LLP, Certified Public Accountants.  Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent auditing firm at any time during the year if it determines that such a change would be in the interest of Standard Register and our shareholders.

A representative of Battelle Rippe Kingston LLP, Certified Public Accountants will be present at the annual meeting.  The representative will have an opportunity to make a statement to the shareholders and will be available to respond to appropriate questions.

The affirmative vote of a majority of the voting power of the Company’s outstanding voting stock which is present in person or by proxy at the annual meeting is required to adopt the proposal.  Abstentions from voting by holders of shares otherwise present at the meeting will have the same effect as votes against the proposal.  Shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the voting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE SELECTION AND RETENTION OF BATTELLE RIPPE KINGSTON LLP, CERTIFIED PUBLIC ACCOUNTANTS, AS STANDARD REGISTER’S INDEPENDENT AUDITORS FOR THE YEAR 2014.

PROPOSAL 3: Advisory vote on compensation of the Company’s named executive officers

The Company seeks your approval of an advisory resolution on our executive compensation programs (the “Say-On-Pay vote”), as disclosed in this Proxy Statement. Last year, over 98% of the votes cast were in favor of our first Say-on-Pay proposal. The Board reviewed the voting results from 2013 and did not make any changes based on the results. The Board will continue to take the vote results into consideration when making future decisions regarding executive compensation.

In addition to the Say-on-Pay vote noted above, in 2012 the Company’s shareholders voted, on an advisory basis, to hold a Say-On-Pay vote every year.  Agreeing with the shareholders, the Board determined that a Say-On-Pay vote will occur annually.  The next Say-on-Frequency vote is required to occur no later than the 2018 Annual Shareholder Meeting.

2013 Financial and Business Highlights

The Company entered0 2013 with a defined, demand-based strategy that embraces the changes taking place within the printing industry. By embracing the changes, the Company has been able to identify new technology-enabled solutions that are growing in the marketplace and build a strategic roadmap of investments that will position us for continued success.

The Company’s acquisition of WorkflowOne in August 2013 brought together two companies with highly complementary business and market presence to create a leading player in workflow, communications and analytics. The strategic combination advanced the Company’s revenue position, strengthened its demand-based strategy, enhanced its product and solutions portfolio, broadened its customer base, improved its cost structure and provided greater financial flexibility and stability. As importantly, the Company acquired a significant pool of talented employees with expertise in our industry and markets. The Company is now one of the largest printing and print management companies in North America.

Integration has been moving rapidly and smoothly with a well-defined integration team driving the process. We have integrated our sales organization into business units and blended our go-to-market teams. The Company is focused on retaining and expanding business with existing customers and acquiring new ones. Our customer base is stable and interested in new opportunities resulting from the acquisition. Already we are seeing new business and new customers.

Other important achievements over the past year include:

•

Achieved positive cash flow of $4.0MM on a net debt basis, after excluding acquisition costs;

•

Improved adjusted operating profit by 22% over 2012;

•

Increased sales of technology based solutions by 19.4% over 2012;

•

Continued innovation;

•

Completed an early renewal and expansion of our credit facility, a move which will provide approximately $50 million additional liquidity and the ability to capitalize on opportunities to grow the Company;

•

Strengthened position for future growth; and

•

Regained compliance with the continued listing requirements of the New York Stock Exchange.

In 2013, our achievements began translating into market value and stock price improvement. However, while our stock price has increased year over year, it ended the year down from the initial gain immediately following the announcement of the transaction.

Metric	2012 Actual	2013 Plan	2013 Actual
Revenue[1]	$602	$587.2	$719.8
Adjusted Operating Profit[2]	$21.2[4]	$25.4	$25.9
Unadjusted EPS	($4.88)[4]	NA	($1.16)
FYE Stock Price[3]	$3.15	NA	$6.89

1

Note, revenue was expected to decline year over year from 2012 as a result of the anticipated decline of certain products as the Company focuses on growing its growth solutions.

2

Adjusted operating profit differs from what is reported under GAAP.  See Annex C for a reconciliation of non-GAAP financial measures to our results reported under GAAP.

3

2012 year end stock price reflects adjustment for 5:1 reverse stock split. Actual closing price on 12/31/12 was $0.63.

4

These values are different from the values we showed in our 2013 proxy due to the restatement of our financial statements that resulted from the accounting change to mark-to-market pension accounting.

2013 Compensation Program and Decisions

The table below summarizes elements of total direct compensation (“TDC”) and the compensation actions of the Compensation Committee (“Committee”) in 2013 for named executive officers (“NEOs”), who include:

•

Our Chief (Principal) Executive Officer, Joseph P. Morgan, Jr.

•

Our Chief Financial Officer, Robert M. Ginnan

•

Our EVP, General Counsel and Secretary, Gerard D. Sowar

-

Element	Description	2013 Actions and Rationale
Salary	Fixed, cash compensation for the scope of responsibilities and individual contributions

•

Increased salaries to improve competitiveness to levels that are commensurate with the increased size of our business and related changes in job responsibilities. Specific increases included:

—

A 16.7% increase for Mr. Morgan (last increased in 2009),

—

A 17.2% increase for Mr. Ginnan (last increased in 2011), and

—

A 12.4% increase for Mr. Sowar (last increased in 2011).

Annual Incentives	Variable, cash compensation tied to key financial outcomes participants can influence Metrics: • Corporate operating profit (70%) • Corporate revenue (30%)

•

Increased target annual incentive as a percent of salary for our CEO (from 85% to 100%) and for our CFO (from 65% to 75%) again with consideration to the increased size of our business and scope of role.

•

Increased emphasis on operating profit and decreased emphasis on revenue to reflect the importance of profit growth in driving shareholder value.

•

Set challenging goals that are directly tied to our operating plan (see table below). Goals were established so that the Company’s budget had to be achieved before any payouts would occur. In addition, an operating profit gate had to be met to earn any annual incentive.

Applied negative discretion to reduce pay outcomes under the incentive formula from 121% of target to 80% of target. Goals were set prior to the acquisition of WorkflowOne. At the time of the transaction, the Committee acknowledged their ability to apply negative discretion to ensure payouts would be commensurate with actual performance and did not result in a windfall from the acquisition. At year end, the Committee reviewed performance for the year for both the Company as a standalone company and for the consolidated company. Based on this review, the Committee used negative discretion to arrive at payouts it felt fairly captured performance achievement of the combined company for the year.

		Metric	Performance ($MM)				Pay Outcome
			Threshold	Target	Maximum	Actual	Formulaic	After Discretion
		Corporate Revenue (30%)	$563.8	$600.0	$636.3	$719.8	200%	100%
		Corporate Adjusted Operating Profit[1] (70%)	$23.3	$34.3	$45.4	$29.8	87%	71%
		Combined					121%	80%
		[1] Adjusted operating profit is on a pre-bonus basis and differs from what is reported under GAAP. See Annex C for a reconciliation of non-GAAP financial measures to our results reported under GAAP.
Execution Bonus

Special cash bonus awarded to our NEOs related to the acquisition of WorkflowOne

•

50% paid at the transaction close

•

50% paid in March 2014 for delivering on operating profit threshold goals under the annual incentive plan

•

Provided special bonuses to recognize individual contributions made by our NEOs for the review of all strategic alternatives and acquisition completion, over the course of more than a year. Consistent with our pay for performance philosophy, 50% of the award was based on continued strong performance following the acquisition. As shown in the table below, based on 2013 operating performance, the special bonuses were paid in full.

		Threshold (90% of Annual Incentive Threshold)			Target 100% Annual Incentive Threshold)		Actual
		Corporate Adjusted Operating Profit ($MM) [1]	$20.9		$23.3		$29.8
		Payout (as % of Target) [2]	75%		100%		100%

[1] Adjusted operating profit is on a pre-bonus basis and differs from what is reported under GAAP.  See Annex C for a reconciliation of non-GAAP financial measures to our results reported under GAAP.[2] No payout below threshold; linear interpolation between threshold and target; 100% payout above target performance.

-

-

Long-Term Incentives

Variable compensation in the form of equity intended to align interests of executives and shareholders, focus executives on key long-term financial performance, and encourage stock ownership:

•

Performance restricted shares (“PRS”)

•

Restricted stock

•

Provided equity grants intended to cover both 2013 and 2014 to serve as a meaningful grant to energize the team around the acquisition and future success while ensuring some flexibility for future grants. In order to appropriately manage our level of dilution, we do not intend to grant additional LTI awards to NEOs until 2015, absent changes in job responsibilities or promotions.

—  Note that the market value of this grant is positioned below competitive market levels due to (a) the new size of our Company and (b) our lower stock price relative to historical levels despite the significant increase from FYE 2012 to 2013.

•

Modified the long term incentive plan features to support our current strategy and pay-for-performance philosophy. For the 2013 grant, we:

—  Increased the emphasis on our performance-based vehicle. The grant consisted of two vehicles: (1) PRS (70% weighting, up from 60% in 2012) to ensure payouts are aligned with longer-term financial goals and (2) time based restricted stock (30%, down from 40% in 2012) to provide stability and aid in retention during this transition period in our Company’s history.

—  Eliminated the upside payouts on the PRS grant. The maximum payout is 100% of target to ensure affordability and to manage dilution.

—  Modified the PRS performance metrics. The grant is earned based on the leverage ratio because of the importance of honoring our debt covenants. The PRS have quarterly goals that were purposefully set below (i.e., represent more difficult goals than) those required in debt covenants, thus requiring and incenting performance that provides a “safe cushion” below those levels that would trigger default under debt covenants. Leverage ratio is debt (term loans, revolving credit facility, letters of credit and capital leases) divided by adjusted EBITDA (excludes restructuring and pension and other items).

—  Continued to use a three year cliff vesting period for time-based restricted stock.

•

Certified earned shares under the 2012 PRS grant. 2012 PRS goals were set in early 2012.

—  Half of the award was earned during 2012 at 134% of target based on 1-year EBITDARP achievement, 50% of which vested when it was earned and 50% vested in February 2014.

•

The remaining half of the grant was earned in February 2014 at 115% of target based on 2-year cumulative EBITDARP and will vest 1 year after being earned to ensure retention and continued focus on sustained performance. Note that the Committee used negative discretion to reduce payouts from what would have been awarded under the formula after taking into consideration the performance of the Company on both a consolidated and standalone basis.

	Metric	Performance ($MM)				Pay Outcome
		Threshold	Target	Maximum	Actual	Formulaic	After Discretion
	2-Year Adjusted EBITDARP[2] (50%)	$85.1	$100.6	$122.2	$111.1	123.8%	115%
	2 EBITDARP differs from the calculation of EBITDA under GAAP. See Annex C for a reconciliation of EBITDARP to EBITDA

As discussed above, the Committee made several decisions during 2013 that resulted in a meaningful increase in reported TDC over 2012 pay levels (see table below). To recap those decisions:

•

The increases in ongoing target cash compensation reflect the Committee’s desire to:

—

Improve the competitiveness of TDC for NEOs in light of their increased responsibilities due to the Company’s new size;

—

Ensure the retention of our key leaders during our continued transformation.

•

However, the significant majority of the increase was a result of one-time decisions related to unique circumstances around the acquisition of WorkflowOne.

—

The execution bonuses received by the NEOs were directly related to recognizing the due diligence related to all strategic alternatives considered, ensuring the successful completion of the acquisition and ongoing strong performance.

—

The equity award was intended to cover 2 years to energize the leadership team around the transaction. On an annualized basis, the award represented a modest increase over 2012 driven primarily by the significant stock price increase immediately following the WorkflowOne transaction. Furthermore, as noted above, while the values of these awards represent an increase over 2012 values, they remain below competitive levels on an annualized basis.

Target TDC Increase from 2012 to 2013

($000)

TDC Element	Mr. Morgan			Mr. Ginnan			Mr. Sowar
	2012	2013	% Increase	2012	2013	% Increase	2012	2013	% Increase
(A) Year End Salary Rate	$600	$700	16.7%	$320	$375	17.2%	$258	$290	12.4%
(B) Actual Salary	$600	$698	16.3%	$320	$374	16.9%	$258	$289	12.0%
(C) Target Annual Incentives	$510	$700	36.9%	$208	$281	35.1%	$129	$145	12.4%
(D) Target Execution Bonus	$0	$900	NA	$0	$325	NA	$0	$250	NA
(E) LTI Grant Value	$763	$1,840	141%	$197	$495	151.3%	$113	$283	150.4%
(F) LTI Annualized Value	$763	$920	20.6%	$197	$248	25.9%	$113	$142	25.7%
Target TDC (B + C + D + E)	$1,873	$4,136	120.8%	$725	$1,475	103.4%	$500	$967	93.4%
Annualized Target TDC (B + C + D + F)	$1,873	$3,216	71.7%	$725	$1,228	69.4%	$500	$826	65.2%
Ongoing Target TDC (Annualized LTI and Excluding Execution Bonus) (B + C + F)	$1,873	$2,316	23.7%	$725	$903	24.6%	$500	$576	15.2%

The Committee also took action regarding non-direct elements of the compensation program:

•

Reinstated contributions to the Supplemental Executive Retirement Plan (“SERP”), an unfunded defined contribution plan, to improve competitiveness of pay in light of the shortfall in LTI and reduce retention risk.

•

Modified severance agreements with the CEO and CFO to improve competitiveness by increasing their salary and benefits continuation period from one year to two years for terminations by the Company without cause or by the executive for good reason. All other executive officers receive salary and benefits continuation for one year.

•

Implemented a Compensation Recovery Policy (the “Clawback Policy”) requiring an officer of the Company, as defined for purposes of Section 16(a) of the Securities Exchange Act of 1934, to return future compensation earned under the Company’s Management Incentive Compensation Plan and under the Company’s Equity Incentives Plan(s)  if such officer engages in fraud or intentional misconduct that results in one of the following events: (i) a material restatement of the Company’s financial statements, (ii) a material negative impact on the Company’s financial condition, or (iii) material reputational harm to the Company.

•

Continued to apply other sound governance practices for compensation:

—   Maintain stock ownership policies for executive officers and directors. Executive officers and directors are required to hold 50% of their net shares received upon the exercise of stock options or the vesting of performance-based restricted shares or restricted stock until they meet their ownership guidelines. Net shares are those shares that remain after shares are sold or netted to pay the exercise price of stock options (if applicable) and withholding taxes.

Ownership Guidelines
Participant	Guideline
CEO	5x salary
CFO	2x salary
Other executive officers	1x salary
Directors	4x base retainer

—   Provide no perquisites;

—   Require double trigger in connection with a change in control on acceleration of vesting of equity awards granted after 2009 in connection;

—   Conduct compensation risk assessments annually;

—   Maintain an anti-hedging policy that also prohibits pledging of shares; and

—   Employ an independent compensation consultant.

Pay and Performance Alignment

Our financial and market results directly influence the level of pay executives may realize since our executive compensation program is designed to align closely with Company performance in both good and challenging times.

•

The pay mix reflects an emphasis on variable pay, particularly for the CEO who, for 2013, had 72% of target TDC at risk.

•

The performance-oriented components of the program, consisting of annual cash incentive awards and PRS, represent approximately 50% - 60% of our NEOs' target TDC. These components tie directly to business objectives through the metrics used in the plans and the variability based on achievement of objectives.

•

Under this design, superior performance should result in above-target payouts, while below-target performance should result in payouts below target.  Accordingly, as shown in the chart below, NEOs’ realizable TDC was below target, largely due to an “inflated” LTI grant value at the time of transaction.  We determined the number of shares to be awarded under our LTI program prior to the acquisition when our stock price was near $3. However, the grant was actually awarded following the acquisition of WorkflowOne, when the stock price had been driven up to over $14. The “inflated” stock price included in the reported grant values provided no benefit to the grantees of the awards since the vesting of the awards is long term in nature and subject to additional financial performance requirements in the case of the 70% of the awards granted as PRS.

2013 NEO Total Direct Compensation ($000)

	Joseph P. Morgan, Jr., CEO		Robert M. Ginnan, CFO		Gerard D. Sowar, EVP, General Counsel and Secretary
	Target[2]	Realizable[3]	Target[3]	Realizable[3]	Target[2]	Realizable[3]
Base Salary	$700	$698	$375	$374	$290	$289
Annual Incentive	$700	$560	$281	$225	$145	$116
Execution Bonus[1]	$900	$900	$325	$325	$250	$250
Restricted Stock	$552	$269	$149	$72	$85	$41
PRS	$1,288	$627	$347	$169	$198	$96
TDC	$4,140	$3,054	$1,477	$1,165	$968	$793
% of Target TDC at Risk	72%		64%		59%
% of Target TDC that is Performance Oriented	59%		54%		48%

1  Half of the execution bonus was at-risk based on operating profit performance through year-end.

2  Target TDC represents salary rate, the target annual incentive opportunity, and the grant date fair market value of restricted stock and PRS.

3  Realizable TDC represents salary, the actual annual incentive and execution bonus earned, and the intrinsic value of long-term incentive grants as of December 29, 2013. The intrinsic value reflects the year end closing stock price ($6.89) multiplied by the sum of (a) the number of restricted stock granted plus (b) the target number of PRS granted. The actual numbers of PRS earned will depend on achievement vs. the pre-established leverage ratio objectives.

Historically, our compensation program has shown strong alignment between pay and performance, resulting in realizable pay below target when we have fallen short of our goals and payouts near target when we have achieved our goals. Over the past couple of years, the relationship has been moderated as a result of several actions:

•

In 2012, we exceeded our annual and long-term incentive target goals; however, realizable pay was below target due to our suppressed stock price.

•

In 2013, two factors drove a higher than typical TDC, as previously discussed:

—

We made several decisions that caused pay to rise, some of which were on a one-time basis only (see “2013 Compensation Programs and Decisions” for more detail).

—

Our reported LTI grant value was “inflated” due to the run-up in our stock price immediately following the acquisition. The “inflated” stock price on the date of the grant provided no benefit to the grantees of the awards since the vesting of the awards is long term in nature.

The resulting pay levels were in line with our stock price performance which more than doubled from 2012 to 2013.

The chart below shows how target and realizable pay for our CEO have compared to target and actual adjusted operating profit and year end stock price. For 2013, we have added an indicator of annualized TDC in an effort to show ongoing TDC without the effects of the one-time pay decisions. Note, while this chart focuses on our CEO, Mr. Morgan, outcomes for other executives are similar.

2011 – 2013 CEO TDC vs. Adjusted Operating Profit

	Joseph P. Morgan, Jr., CEO TDC ($000)		Adjusted Operating Profit[1] ($MM)		Year End Stock Price
	Target[2]	Realizable[3]	Target	Actual
2011	$2,464	$600	$43.5	$20.7[4]	$11.65
2012	$1,873	$1,333	$18.4	$28.8[4]	$3.15
2013	$4,140[5]	$3,054[5]	$34.3	$29.8	$6.89

1  Adjusted operating profit is on a pre-bonus basis and differs from what is reported under GAAP.  See Annex C for a reconciliation of non-GAAP financial measures to our results reported under GAAP.

2  Target TDC represents salary, the target annual incentive opportunity, and the grant date fair market value of stock options, restricted stock and PRS.

3  Realizable TDC represents salary, the actual annual incentive and execution bonus earned, and the intrinsic value of long-term incentive grants at each fiscal year end. The 2013 intrinsic value reflects the year end closing stock price ($6.89) multiplied by the sum of (a) the number of restricted stock granted (39,000 in 2013) plus (b) the target number of PRS (91,000 in 2013); the actual numbers of PRS earned will depend on achievement vs. the pre-established leverage ratio objectives.

4  Operating profit values are not adjusted for the favorable benefit in connection with the termination of the retiree healthcare plan in 2011.  Amounts for 2011 and 2012 do not reflect the adjustment that resulted from the accounting change to mark-to-market pension accounting.

5  Annualized TDC, which includes only the annualized portion of the LTI (one-half of the 2013 grant) and excludes the execution bonus, is $2.3M at target and $1.7M on a realizable basis.

Conclusion

In summary, our compensation program design and realizable pay results illustrate our pay-for-performance philosophy.  Our heavy emphasis on performance-based pay has resulted in an alignment between our executives’ pay and realized results for our shareholders. As our transformation takes hold and our performance strengthens, we will assess the design of the program to ensure it continues to:

▪

Reflect our business strategy and objectives directly, furthering the long-term interests of our shareholders.

▪

Consider industry-specific and market practices to establish compensation levels that attract, motivate, reward, and retain key contributors.

As part of that assessment, we will consider the results from the shareholder advisory vote on executive compensation when making future compensation decisions and policies regarding named executive officers.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking shareholders to approve the following advisory resolution at the 2014 annual meeting:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the disclosures made in the Executive Compensation section and the accompanying compensation tables and related narrative discussion), is hereby APPROVED.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

EXECUTIVE COMPENSATION

For additional information regarding executive compensation, please refer to the Company’s Proposal No. 3, Advisory Vote on the Compensation of the Company’s named executive officers.

Summary Compensation Table

The following table and footnotes contain information regarding compensation earned in or with respect to 2013 by:

•

Our Chief (Principal) Executive Officer

•

Our two other most highly compensated executive officers

We refer to these officers collectively as our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Non-Equity Inventive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Joseph P. Morgan, Jr. President and Chief Executive Officer	2013	697,692	450,000	1,839,500	1,010,000	162,067	4,159,259
	2012	600,000	-	763,091	395,830	-	1,758,921
Robert M. Ginnan Executive Vice Presdent, Treasurer and Chief Financial Officer	2013 2012	373,731 320,000	162,500 -	495,250 197,256	387,500 161,436	79,196 229	1,498,177 678,921

Gerard D. Sowar Executive Vice President, General Counsel and Secretary	2013	289,262	125,000	283,000	241,000	62,028	1,000,290

(1)

Special cash bonuses were awarded to the named executive officers related to the acquisition of WorkflowOne. The amount included under bonus represents 50% of the total amount and was awarded for the review of all strategic alternatives and acquisition completion. The remaining 50% was incentive-based and is included under non-equity incentive plan compensation.

(2)

Represents the total grant date fair value of awards issued during the year computed in accordance with Accounting Standards Codification (ASC) Topic 718.  See Note 15 to our Consolidated Financial Statements included in Form 10-K for the year ended December 29, 2013, for discussion of the relevant assumptions used to determine fair value of stock awards. The amounts shown represent the estimate of total compensation expense at the date of grant that would be recognized over the performance period.  These amounts do not represent actual amounts paid to the named executive officers.  Whether, and to what extent, the named executive officers realize value on equity awards depends on our financial performance, our stock price, and continued employment.

A portion of the stock awards issued in 2013 were performance-based.  Compensation amounts in the above table were based on our estimate of the probable outcome of the performance condition at the date of grant, and also represent the maximum amount that can be earned by the named executive.

A portion of the stock awards issued in 2012 were performance-based.  Compensation amounts in the above table were based on our estimate of the probable outcome of the performance condition at the date of grant, and not necessarily the maximum amount that could be earned by the named executive, which was 150% of the target award.

(3)

A portion of the amounts for 2013 represent annual cash incentive awards earned during the year under our Management Incentive Compensation Plan and paid in 2014 upon approval of our Compensation Committee.  The 2013 annual award was based upon the attainment of objective business performance goals approved by our Compensation Committee.  The amounts paid represent a payout percentage of approximately 80% of the overall target award amount.  The remainder of the amount represents 50% of the special cash bonus that was based on continued strong performance following the acquisition.

The amounts for 2012 represent annual cash incentive awards earned during the year under our Management Incentive Compensation Plan and paid in 2013 upon approval of our Compensation Committee.  The 2012 annual award was based upon the attainment of objective business performance goals approved by our Compensation Committee.  The amounts paid represent a payout percentage of approximately 78% of the overall target award amount.

-

-

(4)	The table below shows the components of other compensation.

Name	Year	Company Contribution to Supplemental Defined Contribution Plan	Other	Total
		($)	($)	($)
		(a)
Joseph P. Morgan, Jr.	2013	162,067	-	162,067
	2012	-	-	-

Robert M. Ginnan	2013	79,196	-	79,196
	2012	-	229	229

Gerard D. Sowar	2013	62,028	-	62,028

(a)

In 2013, participants in the Supplemental Executive Retirement Plan, a defined contribution plan, were credited with 15% of annual base salary and cash incentive compensation.  For 2012, the annual contribution to participants under the Plan was suspended.  Accounts are credited with an investment return based on the applicable federal long-term rate (2.78% in 2013 and 3.09% in 2012).

Stock Awards

Stock awards issued are either in the form of performance-based restricted shares or time-based restricted shares.

•

The 2013 stock award consists of two vehicles: (1) time-based restricted stock (30%) and (2) performance-based restricted  stock  (70%) .  The change in weighting was to ensure payouts are aligned with longer-term financial goals to provide stability and aid in retention during this transition period in our Company’s history.

—

Time-based restricted stock has a three year cliff vesting period.

—

The performance-based restricted shares will be earned based on the leverage ratio contained in our debt covenants. Shares will be earned each quarter based on achievement of quarterly goals, but will not vest until October of 2016.  If a minimum target is not achieved in any quarter, all unvested shares will be forfeited.  Achievement of a superior target four quarters in a row allows all earned shares to vest immediately. The maximum amount of shares that could vest is 100% of the target award.

The quarterly goals were purposefully set below those required in debt covenants, thus requiring and incenting performance that provides a “safe cushion” below those levels that would trigger default under debt covenants.  The leverage ratio is debt (term loans, revolving credit facility, letters of credit and capital leases) divided by adjusted EBITDA (which excludes restructuring, pension costs, and other items).

•

The 2012 stock award consisted of two vehicles: (1) time-based restricted stock (40%) and (2) performance-based restricted stock (60%).

—

Time-based restricted stock has a three year cliff vesting period.

—

The performance-based restricted shares were earned based on 1- and 2- year earnings before interest, taxes, depreciation, amortization, restructuring, and pension amortization and settlement (“EBITDARP”) goals to reflect the Company’s focus on cash and to begin to move to a longer-term performance period.  Earned awards will be subject to additional years of service vesting to ensure retention and continual focus on long-term performance.

▪

50% of the award was based on a 1 year corporate EBITDARP (vests 50% when earned and 50% 1 year after earned). Shares earned in 2012 totaled 134% of the target amount for that year.

▪

50% of the award was based on a 2 year cumulative corporate EBITDARP (vests in full 1 year after it is earned). Shares earned in 2013 totaled 115% of the target amount for that year.

Non-equity Incentive Plan Awards

•

The 2013 Management Incentive Compensation Plan design was defined to focus participants on key financial metrics they can influence.

—

Corporate participants’ payouts were based on the following metrics: corporate operating profit (70%) and corporate revenue (30%).  Goals were set prior to the acquisition of WorkflowOne.  At the time of the transaction, the Committee acknowledged their ability to apply negative discretion to ensure payouts would be commensurate with actual performance and did not result in a windfall from the acquisition.  At year end, the Committee reviewed performance for the year for both Standard Register as a standalone entity and for the consolidated company, and used negative discretion to reduce payouts taking into account the overall performance of the Company.  An operating profit gate had to be met in order to pay out any award for corporate participants.

•

The 2013 special cash bonus was awarded to recognize individual contributions made by the named executive officers  as well as 2 other employees for the review of all strategic alternatives and acquisition completion.  Consistent with our pay for performance philosophy, 50% of the award was based on continued strong performance following the acquisition.

•

The 2012 Management Incentive Compensation Plan design was also defined to focus participants on key financial metrics they can influence.

—

Corporate participants’ payouts were originally based on the following metrics: corporate operating profit (50%) and corporate revenue (50%).   During 2012, the Compensation Committee modified the metrics to corporate operating profit (70%) and corporate revenue (30%), for all participants except any named executive officer in 2012 under the corporate plan (Mr. Morgan and Mr. Ginnan).  A reassessment of the metrics during the restructuring realigned the revenue metric with the business units, as corporate participants have more influence over operating profit than revenue.   An operating profit gate had to be met in order to pay out any award for corporate participants.

Outstanding Equity Awards

The following table contains information related to unexercised stock option awards and nonvested restricted stock awards held by each of our named executive officers at December 29, 2013.

	Stock Option Awards				Restricted Stock Awards
Name	Number of Securities Underlying Unexercised Options (1)	Number of Securities Underlying Unexercised Options (1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3)
	(#) Exercisable	(#) Unexercisable	($)		(#)	($)	(#)	($)
Joseph P. Morgan, Jr.	3,410	-	90.05	02/18/14	126,549	872,391	91,000	627,327
	2,180	-	64.45	02/23/15
	1,777	-	85.00	02/22/16
	3,200	-	65.35	02/21/17
	10,680	-	47.55	04/29/18
	20,000	-	23.50	02/25/19
	37,580	-	26.10	04/30/19
	27,781	9,260	29.10	03/02/20
	43,397	43,397	16.90	03/03/21
Robert M. Ginnan	1,200	-	90.05	02/18/14	33,130	228,388	24,500	168,896
	600	-	64.45	02/23/15
	1,000	-	85.00	02/22/16
	880	-	65.35	02/21/17
	9,000	-	23.50	02/25/19
	9,540	-	26.10	04/30/19
	8,334	2,778	29.10	03/02/20
	11,217	11,218	16.90	03/03/21
Gerard D. Sowar	800	-	90.05	02/18/14	18,931	130,505	14,000	96,512
	600	-	64.45	02/23/15
	400	-	85.00	02/22/16
	400	-	65.35	02/21/17
	2,000	-	23.50	02/25/19
	2,120	-	26.10	04/30/19
	4,630	1,543	29.10	03/02/20
	6,410	6,410	16.90	03/03/21

(1)

The vesting date of each option is listed in the table below by expiration date.

Expiration	Vesting	Expiration	Vesting	Expiration	Vesting
Date	Date	Date	Date	Date	Date
02/18/14	12/31/04	04/29/18	04/29/12	03/03/21	03/03/15
02/23/15	02/23/09	02/25/19	02/25/13
02/22/16	02/22/10	04/30/19	04/30/13
02/21/17	02/21/11	03/02/20	03/02/14

(2)

19,502, 29,163, 38,884, and 39,000 shares for Mr. Morgan will vest in February 2014, February 2015, March 2015, and August 2016.  3,769, 8,810, 10,051, and 10,500 shares for Mr. Ginnan will vest in February 2014, February 2015, March 2015, and August 2016.   2,881, 4,307, 5,743, and 6,000 shares for Mr. Sowar will vest in February 2014, February 2015, March 2015, and August 2016.

(3)

The stock price used to calculate values in the above table is $6.89, the closing price on December 27, 2013, the last trading day of 2013.

(4)

All of the shares shown are performance-based restricted shares that will vest in October 2016, if goals are achieved.  As previously discussed, under certain conditions, shares can vest earlier.

Retirement Benefits

The Stanreco Retirement Plan (Qualified Plan) is our qualified defined benefit pension plan.  The traditional formula provides a defined benefit calculated as 1.3 percent of final average pay (average of highest five years of base and annual cash incentive) times years of credited service.  Mr. Ginnan participates under this formula.  Effective June 30, 2008, we modified the Qualified Plan and the nonqualified supplementary benefit plan discussed below for participants that were still accruing benefits under the plans.  As a result, these participants ceased accruing pension benefits and final pension benefit amounts will be based on pay and service through June 29, 2008.  Normal retirement age is 65, but unreduced benefits are available at age 62.  Plan participants can elect payment in the form of a partial lump sum or an annuity.

The benefit amount for certain participants (primarily those hired after December 31, 1999) was frozen in 2004 and these participants no longer earn any additional benefit credits; however, their lump sum earns 4% interest annually until termination of employment with the Company (pension equity formula).  Mr. Morgan and Mr. Sowar participate under this formula.

The Non-Qualified Retirement Plan supplements the Qualified Plan and was available to all Qualified Plan participants who were affected by limits imposed by the Tax Reform Act of 1986, including executive officers.  It provides retirement benefits that would have been payable from the Qualified Plan but for such limits.  Benefits are calculated using the same formula as the Qualified Plan, traditional or pension equity, and all features of the Non-Qualified Retirement Plan are the same as the Qualified Plan.  Mr. Morgan participates in this plan.

Mr. Morgan also participated in the Officers’ Supplemental Non-Qualified Plan which provided additional retirement benefits based on years of credited service as an executive officer in excess of five years.  It provided a defined benefit calculated as 3.05 percent of final average pay (the average of the highest five years of base and annual cash incentive) times years of officer service in excess of five years.  The plan is frozen to new participants and benefits are frozen for most participants, including Mr. Morgan.  This plan was replaced by the defined contribution plan discussed below.

The sum of annual benefits payable under the above retirement plans cannot exceed more than 50% of the executive officer’s final average pay.

With the exception of our Qualified Plan, we do not fund any retirement plans, but we accrue for projected benefits and pay benefits from general corporate assets.  None of the defined benefit retirement plans provide flexibility to enhance the years of service or other components of the formula other than by plan amendment.  We have not enhanced years of service or other components of the formulas for any executive officer.

Non-Qualified Defined Contribution Plans

We have a Supplemental Executive Retirement Plan (‘SERP”) for executive officers designed to supplement benefits available under our 401(k) savings plan.  Prior to 2012, Participant accounts were credited annually on the last day of the year with 15% of their annual compensation, which includes base salary and annual cash incentive awards.  The annual investment rate of return on a Participant’s account was 6% per annum.   In February, 2012, the SERP was amended to, among other things; provide that the Compensation Committee would from time to time make the determination of (i) the annual benefit credited to a Participant’s account and (ii) the amount of the annual investment rate of return.  The Company’s contribution was suspended in 2012. For 2013, the Compensation Committee approved a benefit for each Participant equal to15% of their annual compensation, which includes base salary and annual cash incentive awards.  The benefit was credited on the last day of the 2013.  Accounts are credited annually with an investment return based on the applicable federal long-term rate which was 2.78% in 2013.  Participants are fully vested after ten years of credited service, eligibility for early retirement, death, or disability.  Benefit payments are made in ten equal installments and are paid from general company assets.  We currently do not fund this plan.  Messrs. Morgan, Ginnan, and Sowar currently participate in this plan.

Potential Payments upon Termination or Change in Control

Employment Agreements

None of our named executive officers have a written employment agreement, but are covered by written severance agreements.  Under the agreement, if the Company terminates the executive officer’s employment without cause or the executive officer terminates his or her employment for good reason, then the executive officer will be entitled to an amount equal to his or her base salary, for a “severance benefit period.”  In general, the executive’s severance benefit period is 12 months.  In August of 2013, the Company amended the severance agreements for Mr. Morgan and Mr. Ginnan to provide that the severance benefit period under their respective agreements is 24 months.

Management Incentive Compensation Plan

Change in Control – In the event of a change in control, employees, including the named executive officers, are entitled to receive a payment equal to his or her target cash incentive award for the incentive period that includes the date of the change of control.

Termination Provisions - If an executive officer’s employment terminates due to death or disability during the incentive period, a prorated amount of any unpaid incentive awards will be payable to the executive officer if the performance goals are achieved.  An executive officer who remains employed through the incentive period, but is terminated prior to the payment date, is entitled to receive any incentive award if the performance goals are achieved.  If an executive officer’s employment terminates for any reason other than due to death or disability during the incentive period, the balance of any unpaid cash incentive awards will be forfeited by the executive officer.

Equity Plans

Change in Control - Under both the 2002 and 2011 Equity Incentive Plan, if the executive officer’s employment is terminated any time within the 24 calendar months after the effective date of a change in control (i) by the Company (or its successor) for any reason other than cause or due to the executive’s permanent and total disability or (ii) by the executive for good reason (as defined in the plans):

•

Any option shall become exercisable within one year or the remainder of option term, whichever is less.

•

Shares of nonvested service-based restricted stock are immediately vested, and

•

A pro-rated number of shares of performance-based restricted stock are immediately vested, based upon the percentage of the maximum applicable performance goals represented by the Company’s actual performance through the date of the change in control.

Termination Provisions - Incentive options and nonqualified options are treated similarly under the 1995 Stock Option Plan and the 2002 and 2011 Equity Incentive Plans in the event of termination of employment.  In general the exercisable portion of any option will terminate ninety days after termination of employment other than for cause, and the unexercisable portion will terminate upon the date of termination.  However, all nonqualified options continue to vest and be exercisable after termination if the termination is due to retirement in accordance with our normal retirement policy after age 62, death, or permanent and total disability.  If an employee dies or becomes disabled while employed by the Company or within ninety days after termination for reasons other than cause, any options exercisable as of that date can be exercised at any time within one year after the date of termination of employment by the employee’s estate, guardian, or persons to which the options were legally transferred.  All options terminate immediately if employment is terminated for cause or if the employee violates any written employment or non-competition agreement with the Company.

Under the 2002 and 2011 Equity Incentive Plan, upon termination of employment, all nonvested shares of restricted stock are forfeited, unless the employee leaves the Company as a result of retirement in accordance with our normal retirement policy, after age 62 with ten years of service, or due to death or permanent disability.  In these cases, service-based restricted shares immediately vest and a pro-rated number of shares of performance-based restricted stock continue to be subject to the vesting provisions of the awards.

Retirement Plans

Change in Control - Under the Non-Qualified Retirement Plan, in the event of a change of control, a participant’s benefit under the plan immediately becomes fully vested.

The change of control provisions in the Officers’ Supplemental Non-Qualified Retirement Plan and the Supplemental Executive Retirement Plan provide that upon the involuntary termination of employment of a participant by the Company or its successor within one year after a change of control, the plan will pay the participant their benefit in a single lump sum approximately six months after termination.  Involuntary termination following a change of control means the participant was not offered a similar position in responsibility and compensation as they held prior to the change in control or their normal place of work is relocated more than 50 miles away and within six months of the change of control the participant voluntarily terminates his employment.

Termination Provisions - In the event of termination, the named executive officers are entitled to receive any benefits that they would otherwise be entitled to under the Qualified Plan, the Non-Qualified Retirement Plan, the Officers’ Supplemental Non-Qualified Retirement Plan, and the Supplemental Executive Retirement Plan.  Benefits under these plans generally are not affected by whether a participant’s employment terminates with or without cause.  However, under all plans except the Qualified Plan, any unpaid portion of a participant’s benefit is forfeited if the participant is convicted of a felony during or arising from the participant’s employment with the Company, engages in competition with the Company after termination of employment with the Company, or discloses the Company’s confidential information.

Death benefits under the Qualified Plan and the Non-Qualified Plan are equal to approximately 50% of the total accumulated benefit amount.  Under the Officers’ Supplemental Non-Qualified Retirement Plan, death benefits equal 100% of the accumulated benefit amount.

DIRECTOR COMPENSATION

Our directors play a critical role in guiding our strategic direction and overseeing the management of our Company.  The following table contains information concerning the compensation earned in 2013 by our non-employee directors.

Name	Fees Earned or Paid in Cash	Stock Awards	Total
	($)	($)	($)

F. David Clarke, III (Chairman)	100,000	45,518	145,518
David P. Bailis*	22,417	-	22,417
Roy W. Begley, Jr.	71,500	45,518	117,018
Anthony J. DiNello	5,167	45,518	50,685
Julie D. Klapstein	73,200	45,518	118,718
R. Eric McCarthey	74,750	45,518	120,268
Robert A. Peiser	5,167	45,518	50,685
John J. Schiff, Jr.	54,500	45,518	100,018
John Q. Sherman, II	73,250	45,518	118,768

‘* Mr. Bailis retired from the board on April 25, 2013

Fee Earned or Paid in Cash - Non-employee members of our Board of Directors receive an annual retainer fee of $25,000 and $1,000 for each Board of Directors meeting attended.  Mr. Morgan, our Chief Executive Officer, did not receive any fees for serving as a member of the Board of Directors or Executive Committee.  Non-employee board members also receive additional compensation for serving on board committees as follows:

(4)

Compensation Committee members receive an annual retainer fee of $5,500, and a per-meeting fee of $750.  Current members of the Compensation Committee are:  Messrs. Clarke, Begley, Peiser, Sherman and Ms. Klapstein.  Mr. Begley was Chairman of the Committee during 2013 and received an additional retainer fee of $10,000.  Mr. Peiser was appointed to the Committee in December 2013 and did not receive any compensation with respect to the Committee.

•

Corporate Governance and Nominating Committee members receive an annual retainer fee of $5,500, and a per-meeting fee of $750.  Current members of the Corporate Governance and Nominating Committees are:  Ms. Klapstein and Messrs. Begley, McCarthey, Peiser and Sherman.  Mr. Sherman is Chairman of the Committee and receives an additional retainer fee of $10,000.  Mr. Peiser was appointed to the Committee in December 2013 and did not receive any compensation with respect to the Committee.  Mr. Bailis was a member of the Committee until April, 2013.

•

Audit Committee members receive an annual retainer fee of $7,500, and a per-meeting fee of $1,000.  Current members of the Audit Committee are:  Messrs. McCarthey, Schiff, DiNello and Ms. Klapstein.  Mr. McCarthey is Chairman of the Committee and receives an additional retainer fee of $10,000.  Mr. DiNello was appointed to the Committee in December 2013 and did not receive any compensation with respect to the Committee.  Mr. Bailis served on the Committee until April, 2012.  Mr. Clarke served on the Committee until December 2013.

•

Executive Committee members receive no annual retainer but are paid $1,000 per meeting attended.  Current members of the Executive Committee are: Mr. Clarke, Chairman, with Mr. McCarthey, and Mr. Morgan as the other members.  Mr. Clarke and Mr. Morgan do not receive any payments for attending Executive Committee meetings. Mr. Bailis served on the committee until April, 2013.

•

The annual retainer fee for our Chairman of the Board is $100,000.  The Chairman of the Board does not receive any additional fees.

Our directors are paid $750 for each half-day of board-related work outside of regular board or committee meetings, and are entitled to receive reimbursement of reasonable out-of-pocket expenses incurred by them to attend board meetings.

Stock Awards – Represents the total number of shares granted during 2013 multiplied by the grant date fair value of $8.50 per share. The grant date fair value is determined under ASC Topic 718, and is equal to the closing price of our common stock on October 31, 2013.

The table below provides information for the number of restricted shares that remain unvested at December 29, 2013.

Restricted Stock Awards
Name	Number of shares that have not vested (#)
F. David Clarke, III (Chairman)	8,021
Roy W. Begley, Jr.	8,021
Anthony J. DiNello	5,355
Julie D. Klapstein	7,272
R. Eric McCarthey	8,021
Robert A. Peiser	5,355
John J. Schiff, Jr.	8,021
John Q. Sherman, II	8,021

The Board of Directors does not intend to present any other proposals for action by the shareholders at the annual meeting and has not been informed that anyone else intends to present any other proposal for action by the shareholders at the annual meeting.

OTHER MATTERS

Solicitation Expenses

The Company will pay the costs to solicit proxies. These costs include the expenses of brokers, custodians, nominees or fiduciaries incurred in forwarding the documents to their principals or beneficiaries. These are the only contemplated expenses of solicitation.

Shareholder Proposals for 2015 Annual Meeting

Any proposal of a shareholder intended for inclusion in our proxy statement and proxy for the 2015 annual meeting of shareholders must be received by our Secretary at The Standard Register Company, 600 Albany Street, Dayton, Ohio 45417, on or before November 14, 2014. The 2015 annual meeting of shareholders will be held on April 23, 2015. The form of proxy we distribute for the 2015 annual meeting of shareholders may include discretionary authority to vote on any matter which is presented to the shareholders at the 2015 annual meeting (other than by management) if we do not receive notice of that matter at 600 Albany Street, Dayton, Ohio 45417, prior to January 28, 2015.

BY ORDER OF THE BOARD OF DIRECTORS

Gerard D. Sowar
Executive Vice President, General Counsel
& Secretary
Dayton, Ohio

ANNEX A

FIRST LIEN LENDERS

Name and Address
SPCP Group, LLC Two Greenwich Plaza, 1st Floor Greenwich, CT 06830
SPF CDO I, LTD Two Greenwich Plaza, 1st Floor Greenwich, CT 06830
SPCP Group III LLC Two Greenwich Plaza, 1st Floor Greenwich, CT 06830
Credit Suisse AG, Cayman Island Branch Sudhir Shrotri Vipul Dhadda Larcy Naval Eleven Madison Avenue New York, NY 10010
Credit Suisse Loan Funding LLC Jeannette Crespo, Tonya Mitchell 7033 Louis Stephens Drive PO Box 110047 Research Triangle Park, NC 27709
Sargas CLO II Ltd. David Sharpe Fortress Investment Group LLC 1345 Avenue of the Americas, 23rd Floor New York, NY 10105
WG Horizons CLO I c/o West Gate Horizons Advisors LLC 633 West 5th Street, Suite #6600 Los Angeles, CA 90071

A-1

ANNEX B

“MINORITY SHAREHOLDERS”

ALSO REFERRED TO AS

“SECOND LIEN LENDERS”

Name and Address
SPCP Group III LLC Two Greenwich Plaza, 1st Floor Greenwich, CT 06830
SPF CDO I, Ltd. Two Greenwich Plaza, 1st Floor Greenwich, CT 06830
SPCP Group, LLC Two Greenwich Plaza, 1st Floor Greenwich, CT 06830
DLJ Investment Partners, L.P. Credit Suisse c/o Charles Harper 11 Madison Avenue, Floor 16 New York, NY 10010
DLJ Investment Partners II, L.P. Credit Suisse c/o Charles Harper 11 Madison Avenue, Floor 16 New York, NY 10010
DLJIP II Holdings, L.P. Credit Suisse c/o Charles Harper 11 Madison Avenue, Floor 16 New York, NY 10010
Silver Point Capital Fund, L.P. Greenwich Plaza Greenwich, CT 06830

B-1

ANNEX C

THE STANDARD REGISTER COMPANY

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

The Company reports its results in accordance with Generally Accepted Accounting Principles in the United States (GAAP).  However, management believes that certain non-GAAP financial measures, when presented in conjunction with comparable GAAP measures, provide users with additional meaningful financial information that should be considered when assessing our ongoing performance. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows where amounts are either excluded or included, not in accordance with generally accepted accounting principles. We use several measures of operating performance including non-GAAP adjusted operating profit, EBITDARP, and cash flow on a net-debt basis, which are not calculated in accordance with GAAP. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP.

Management believes these non-GAAP financial measures are useful to investors because they provide a more complete understanding of our current underlying operating performance, a clearer comparison of current period results with past reports of financial performance, and greater transparency regarding information used by management in its decision-making.  Internally, management and our Board of Directors use these non-GAAP measures to evaluate our business performance and in setting metrics for incentive compensation.  Non-GAAP Adjusted EBITDARP was used in setting the LTI Metric in 2012 and differs slightly from the Adjusted EDITDA used to measure business performance in 2013.

In addition, because our credit facility is borrowed under a revolving credit agreement, which currently permits us to borrow and repay at will up to a balance of $100 million (subject to limitations related to receivables, inventories, and letters of credit), we use the measure of cash flow performance prior to borrowing or repayment of the credit facility. In effect, we evaluate cash flow as the change in net debt (credit facility debt less cash and cash equivalents).

The tables below provide a reconciliation of these non-GAAP financial measures to their most comparable measure calculated in accordance with GAAP.

Adjusted Operating Profit (unaudited)

(In millions)

	2013	2012	2011

GAAP Loss from Operations	$ (3.0)	$ (25.3)	$ (31.9)
Adjustments:
Pension actuarial loss	2.4	40.8	59.7
Pension settlement and postretirement plan amendment	-	0.4	(14.9)
Other pension accounting change differences	-	-	2.6
Restructuring and impairment	15.7	4.3	5.2
Acquisition and integration costs	10.8	1.0	-
Non-GAAP Adjusted Operating Profit	25.9	21.2	20.7
Adjustments:
Bonus	3.9	3.8	-
Other pension accounting change differences	-	1.6	-
Board approved adjustments	-	2.2	-

Non-GAAP Adjusted Operating Profit for STI Metric	$ 29.8	$ 28.8	$ 20.7

-

C-1

-

EBITDARP (unaudited)

(In millions)

EBITDARP
	2012	2013	Total
GAAP EBITDA	$ (3.3)	$ 24.3	$ 21.0
Adjustments:
Pension actuarial loss	40.8	2.4	43.2
Pension settlement	0.4	-	0.4
Other pension expense differences	2.6	-	2.6
Restructuring and impairment	4.3	15.7	20.0
Acquisition and integration costs	-	10.8	10.8
Fair value adjustments	-	1.8	1.8
Bonus	3.8	3.9	7.7
LTI	0.7	0.7	1.4
Board approved adjustments	2.2		2.2
Non-GAAP EBITDARP	$ 51.5	$ 59.6	$ 111.1

Cash Flow on a Net-Debt Basis (unaudited)

(In millions)

2013
GAAP Net Cash Flow	$ 1.3
Adjustments:
Acquisition cost expenditures	10.4
Credit facility borrowings	(7.7)
Non-GAAP Net Cash Flow	$ 4.0

C-2

The Standard Register Company

Annual Meeting of Shareholders

The Standard Register Company

600 Albany Street

Dayton, Ohio 45417

April 24, 2014

11:00 a.m. Eastern Daylight Savings Time

Standard Register® THE STANDARD REGISTER COMPANY 600 ALBANY STREET DAYTON, OH 45417

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:				KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.					DETACH AND RETURN THIS PORTION ONLY

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following:		0	0	0
1. Election of Directors Nominees

01 Roy W. Begley, Jr.	02 F. David Clarke, III	03 Anthony J. DiNello			04 Julie D. Klapstein	05 R. Eric McCarthey
06 Joseph P. Morgan, Jr.	07 Robert A. Peiser	08 John J. Schiff, Jr.			09 John Q. Sherman, II

The Board of Directors recommends you vote FOR proposals 2 and 3.					For	Against	Abstain
2. To ratify the appointment of Battelle Rippe Kingston LLP, Certified Public Accountants, as Standard Register’s independent auditors for the year 2014.					0	0	0
3. To approve, on a non-binding advisory resolution, the compensation of our named executive officers as disclosed in the proxy statement pursuant to Section 402 of Regulation S-K of the Securities Exchange Act.					0	0	0
NOTE: The proxy also includes the authority to transact such other business as may properly come before the annual meeting.

For address change/comments, mark here. (see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)		Date

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Please be sure to sign and date this Proxy.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com.

THE STANDARD REGISTER COMPANY Annual Meeting of Shareholders – April 24, 2014 This Proxy is Solicited on Behalf of the Board of Directors

The undersigned, a shareholder of The Standard Register Company (the “Company”) hereby appoints JOSEPH P. MORGAN, JR. and F. DAVID CLARKE, III (“Appointed Proxies”), each with full power to substitute or act alone, to vote, cumulative or otherwise (the action of a majority of these present to control), with respect to all shares of stock of the undersigned in the Company at the Annual Meeting of Shareholders of the Company (“Annual Meeting”) to be held at our corporate headquarters located at 600 Albany Street, Dayton, Ohio, 45417 on Thursday, April 24, 2014 at 11:00 a.m. EDST, and at any adjournments thereof, upon the matters listed on the reverse side hereof.

THE APPOINTED PROXIES WILL VOTE FOR THE MATTERS SET FORTH ON THE REVERSE SIDE, WHICH ARE MORE FULLY DESCRIBED IN THE PROXY STATEMENT, UNLESS A CONTRARY CHOICE IS SPECIFIED ON THE REVERSE SIDE, IN WHICH CASE, THE APPOINTED PROXIES WILL VOTE OR WITHHOLD IN ACCORDANCE WITH INSTRUCTIONS GIVEN.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE